                                                                       Exhibit 2





                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


------------------------------------
                                     )
In re:                               )
                                     )        Chapter 11
KAISER GROUP INTERNATIONAL,          )
INC. et al.,                         )
                                     )        Case Nos. 00-2263 to 00-2301 (GMS)
Debtors.                             )
                                     )        (Jointly Administered)
                                     )
                                     )
------------------------------------


                      SECOND AMENDED PLAN OF REORGANIZATION


     Kaiser Group International, Inc. and its affiliated debtor subsidiaries,1 debtors and debtors in possession hereby propose the following joint plan of reorganization, which shall supersede any plan previously filed by the undersigned in these proceedings:


                                   ARTICLE 1
                                   DEFINITIONS

     1.01 Terms Defined in the Plan. Capitalized terms used in the Plan shall
          -------------------------
have the respective meanings specified in Exhibit A to the Plan.

-----------------------------
1 The affiliated debtor subsidiaries are EDA, Incorporated, Kaiser/Georgia Wilson, Inc., Kaiser Engineers Massachusetts, Inc., Kaiser Technology Holdings, Inc., Kaiser Advanced Technology, Inc., Tudor Engineering Company, Cygna Group, Inc., Liability Risk Management, Inc., Kaiser Europe, Inc., Kaiser Engineers Group, Inc., International Waste Energy Systems, Inc., Henry J. Kaiser Company, Kaiser Engineers, Inc., ICF Kaiser Advanced Technology of New Mexico, Inc., Kaiser Engineers & Builders, Inc., Kaiser Engineers Corporation, Kaiser Engineers International, Inc., Kaiser Engineers (California) Corporation, KE Services Corporation, Kaiser Engineers of Michigan, Inc., Kaiser Engineers and Constructors, Inc., Kaiser Overseas Engineering, Inc., KE Livermore, Inc., Kaiser Engineers Pacific, Inc., Kaiser Hanford Company, Phase Linear Systems Incorporated, Kaiser R.G.P. No. 1, Inc., Henry J. Kaiser Development Corporation, Inc., Global Trade & Investment, Inc., HBG Hawaii, Inc., HBG International, Inc., Kaiser Holdings Unlimited, Inc., American Venture Investments Incorporated, American Venture Holdings, Inc., Excell Development Construction, Inc., Kaiser Leasing Corporation, Inc., Kaiser DPI Holding Co., Inc., and Cygna Consulting Engineers and Project Management, Inc.

     1.02 Terms Defined in the Bankruptcy Code. Capitalized terms used in the
          ------------------------------------
Plan which are not defined in Exhibit A to the Plan but which are defined in the Bankruptcy Code shall have the respective meanings specified in the Bankruptcy Code.

     1.03 Rules of Interpretation. For purposes of the Plan: (i) whenever it
          -----------------------
appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means such document substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit means such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan; and (v) the rules of construction set forth in
Section 102 of the Bankruptcy Code shall apply, except to the extent inconsistent with the express provisions of this Section 1.03 of the Plan.

     1.04 Exhibits. Exhibits to the Plan may be amended from time to time, and
          --------
amended Exhibits may be filed with the Bankruptcy Court from time to time, but in no event later than five (5) business days before the initial date set for the hearing on the confirmation of the Plan or such other date as may be authorized by the Bankruptcy Court. Current copies of Exhibits may be obtained by reference to the Bankruptcy Court's files or shall be provided to parties in interest upon written request to the Debtors.

     1.05 Time Periods. Bankruptcy Rule 9006(a) applies to the computation of
          ------------
any period of time prescribed or allowed by the Plan, and Bankruptcy Rules 9006(b) and 9006(c) apply respectively to the enlargement or reduction of any period of time prescribed or allowed by the Plan.


                                   ARTICLE 2
               PAYMENT OF ADMINISTRATIVE EXPENSES, TAX CLAIMS AND
                           CERTAIN UNCLASSIFIED CLAIMS

     2.01 Administrative Expenses. Except as otherwise provided in Section 2.02
          -----------------------
of the Plan, administrative expenses of the kind specified in Section 507(a)(1) of the Bankruptcy Code, including obligations for goods and services arising after the Filing Date in the ordinary course of the Debtors' business, shall be paid by the Debtors in the ordinary course of their business, (i) in Cash, on the Distribution Date, or (ii) in accordance with the commercial credit terms extended by the creditor of such obligations or (iii) otherwise as required by law.

     2.02 Fees of Professionals. Professionals employed at the expense of the
          ---------------------
estate of the Debtors and entities which may be entitled to an allowance of fees and expenses from the estate of the Debtors pursuant to Sections 503(b)(2) through 503(b)(6) of the Bankruptcy Code shall be paid by the Debtors, in Cash, as soon as practicable after the order approving such allowance of compensation or reimbursement of expenses becomes a Final Order. All professional fees for services rendered in connection with the Bankruptcy Cases and the Plan after the Confirmation

Date including, without limitation, those relating to the occurrence of the Effective Date, the prosecution of causes of action preserved under the Plan, and the resolution of disputed Claims, are to be paid by the Debtors upon receipt of an invoice for such services, or on such other terms as the Debtors may agree to, without the need for further Bankruptcy Court authorization or entry of a Final Order. If the Debtors and any professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to such professional, such amount is to be determined by the Bankruptcy Court.

     2.03 Tax Claims. Allowed Unsecured Claims of governmental units of the
          ----------
kinds specified in Section 507(a)(8) of the Bankruptcy Code shall be paid by the Debtors, in Cash, on the Distribution Date or, if the Debtors so elect, in Cash, over a period not exceeding six years after the respective dates of assessment of such Claims. Such deferred payments shall be in the aggregate equal to one hundred percent (100%) of such respective Allowed Claims plus interest thereon from the Effective Date, at a rate determined by the Bankruptcy Court to be in compliance with Section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that Debtors retain the right to prepay any such Allowed Claim, or any remaining balance of such Allowed Claim, in full or in part, at any time on or after the Effective Date without premium or penalty.

     2.04 Other Priority Claims. Except as otherwise provided in this ARTICLE 2
          ---------------------
of the Plan, Allowed Unsecured Claims of the kinds specified in Sections 507(a) of the Bankruptcy Code shall be paid by the Debtors, in Cash, on the Distribution Date or on such later date as they become due and payable in accordance with their respective terms.


                                   ARTICLE 3
                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     3.01 Secured Claims. Class 1 shall consist of all Secured Claims
          --------------

     3.02 Unsecured Claims. Unsecured Claims shall comprise the following
          ----------------
Classes:

          (a)  Senior Claims. Class 2 shall consist of Unsecured Claims, if any,
               -------------
               (i) that constitute Senior Indebtedness as defined in the Old Indenture for the Old Subordinated Notes, and (ii) that are not Class 3 Claims.

          (b)  Convenience Claims. Class 3 shall consist of Unsecured Claims
               ------------------
               that are Convenience Claims.

          (c)  Other Unsecured Claims. Class 4 shall consist of Unsecured Claims
               ----------------------
               other than those Claims in Class 2 and Class 3.

     3.03 Equity Interests. Class 5 shall consist of Equity Interests.
          ----------------

     3.04 Disputes as to Class 3 Classification. With respect to any creditor
          -------------------------------------
designated by the Debtors as a member of Class 3, if the Bankruptcy Court determines that such creditor may not be appropriately included in Class 3 and that such inclusion violates the provisions of the

Bankruptcy Code and renders the Plan unconfirmable, then such creditor will automatically be deemed to be a member of Class 4 and not a member of Class 3.

                                   ARTICLE 4
                              TREATMENT OF CLASSES
                         OF CLAIMS AND EQUITY INTERESTS

     4.01 Treatment of Secured Claims. Class 1 Claims are not Impaired. The
          ---------------------------
legal, equitable and contractual rights of the holders of the Class 1 Allowed Claims shall remain unaltered by the Plan.

     4.02 Treatment of Senior Claims. Class 2 Claims are Impaired. In full
          --------------------------
settlement, release and discharge of all Class 2 Claims, the Debtors shall, on the Distribution Date, distribute to the holders of Class 2 Allowed Claims New Senior Notes in a principal amount of one hundred percent (100%) of their respective Class 2 Allowed Claims.

     4.03 Treatment of Convenience Claims. Class 3 Claims are not Impaired. The
          -------------------------------
legal, equitable and contractual rights of the holders of Class 3 Allowed Claims shall remain unaltered by the Plan.

     4.04 Treatment of Other Unsecured Claims. Class 4 Claims are Impaired. In
          -----------------------------------
full settlement, release and discharge of all Class 4 Claims, the Debtors shall, on the Distribution Date, distribute to the holders of Class 4 Allowed Claims:

          (a) their Pro Rata share of Cash distributions of Asset Sale Proceeds, if any, distributed in increments of Fifty-Five Dollars ($55.00) and in reduction of the shares of New Preferred Stock otherwise to be issued as provided in Section 4.04(b) of the Plan;

          (b) one share of New Preferred Stock for each One Hundred Dollars ($100.00) of such holder's respective Class 4 Allowed Claim, provided however, that such number of shares shall be reduced by one share for each Fifty-Five Dollars ($55.00) of Cash distributed to such holder pursuant to Section 4.04(a) of the Plan; and

          (c) one share of New Common Stock for each One Hundred Dollars ($100.00) of such holder's respective Class 4 Allowed Claim.

     4.05 Treatment of Equity Interests. Class 5 Equity Interests are Impaired.
          -----------------------------
In full settlement, release and discharge of all Class 5 Allowed Equity Interests, the Debtors shall, on the Distribution Date, distribute to the holders of Class 5 Allowed Equity Interests their Pro Rata portion of an aggregate number of shares of New Common Stock, which amount represents seventeen and sixty-five one-hundredths percent (17.65%) of the total number of shares of New Common Stock issued from time to time to holders of Class 4 Allowed Claims.

     4.06 Warrants, Stock Options and Similar Rights. Each holder of a warrant
          ------------------------------------------
or stock option to purchase shares of Old Common Stock that is exercisable may elect to exercise such warrant or stock option on or before the Confirmation Date and upon such exercise shall be treated as a holder of Old Common Stock for all distributions and other purposes under the Plan. Holders of any such warrant or stock option shall receive no other distribution under the Plan in respect of such warrant or stock option and on the Effective Date any unexercised warrant or stock option shall be cancelled, void and of no further force or effect. Stock Purchase Rights, to the extent not triggered and exercised by their terms as of the Confirmation Date, shall receive no distribution under the Plan in respect of such unexercised Stock Purchase Rights and on the Effective Date any unexercised Stock Purchase Rights shall be cancelled, void and of no further force or effect.

     4.07 Subordination Rights. The classification and treatment all Claims and
          --------------------
Equity Interests under the Plan take into consideration all contractual, legal, and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made in accordance with the Plan. As of the Effective Date, all contractual, legal, or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made in accordance with the Plan are discharged and terminated, and all actions related to the enforcement of such subordination rights are permanently enjoined. Distributions under the Plan are not subject to payment to any beneficiaries of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by any beneficiary of such terminated subordination rights.

     4.08 Withholding Taxes. The Debtors may deduct any applicable federal or
          -----------------
state withholding taxes from any distributions made pursuant to the Plan.

     4.09 Fractional Shares of New Stock. Fractional shares of New Stock shall
          ------------------------------
not be issued. On the Distribution Date, each holder of an Allowed Claim or Allowed Equity Interest shall receive the total number of whole shares of New Stock to which it is entitled. Any remaining entitlement to fractions of shares of New Stock shall be treated by distributing unallocated shares of New Stock to the holders of Allowed Claims or Allowed Equity Interests having the greatest fractional entitlements until all unallocated shares of New Stock have been distributed.

     4.10 Set Offs. The Debtors may, but shall not be required to, set off or
          --------
recoup against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever which the Debtors may have against the holder of such Claim to the extent such claims may be set off or recouped under applicable law, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, of any such claim or counterclaim that they may have against such holder.

     4.11 Cram-Down. If any Impaired Class fails to accept the plan by the
          ---------
requisite statutory majorities, the Debtors reserve the right to confirm the Plan by a "cram-down" of such non-accepting Class pursuant to Section 1129(b) of the Bankruptcy Code. In the event the Bankruptcy Court declines to impose a "cram-down" on a non-accepting Class unless certain modifications are made to the terms and conditions of such Class' treatment under the Plan, the Debtors reserve the right, without re-solicitation to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules, to propose any such modifications and to confirm the Plan as modified by the required modification.

                                   ARTICLE 5
                           IMPLEMENTATION OF THE PLAN

     5.01 Prepackaged Plan. The Plan is intended as a prepackaged plan of
          ----------------
reorganization, to implement the terms of financial proposals contained in a Term Sheet and Agreement between Kaiser and certain holders of Class 4 Claims acting through the Committee.

     5.02 Substantive Consolidation. The Plan shall be implemented through a
          -------------------------
substantive consolidation of the assets and liabilities of the Debtors. The Confirmation Order shall contain findings supporting and conclusions providing for substantive consolidation for purposes of distribution on the terms set forth in this Section 5.02 of the Plan. The substantive consolidation of the assets and liabilities and properties of the Debtors shall have the effects set forth in this Section 5.02 of the Plan.

          (a) The Bankruptcy Cases shall be consolidated into the case of Kaiser as a single consolidated case. All property of the estate of each Debtor shall be deemed to be property of the consolidated estates.

          (b) All Claims against each estate shall be deemed to be Claims against the consolidated estates, any proof of claim filed against one or more of Debtors shall be deemed to be a single claim filed against the consolidated estates, and all duplicate proofs of claim for the same claim filed against more than one Debtor shall be deemed expunged.

          (c) No distributions under the Plan shall be made on account of Claims based upon intercompany obligations between or among Debtors and between Debtors and their non-Debtor affiliates and all such intercompany obligations shall be eliminated as of the Effective Date and shall not be otherwise treated or affected by the Plan.

          (d) All equity interests owned by one Debtor in another Debtor or in an affiliate shall remain outstanding after the Confirmation Date and shall not be affected by the confirmation of the Plan.

          (e) Except as specifically provided herein, all guarantees by one Debtor in favor of any other Debtors shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such guarantees.

          (f) For purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, Debtors shall be treated as one consolidated entity so that, subject to the other provisions of Section 553, debts due to any of Debtors may be set off against the debts of any other of Debtors.

          (g) Substantive consolidation shall not merge or otherwise affect the separate legal existence of each Debtor for licensing, regulatory or other purposes, other than with respect to distribution rights under this Plan.

          (h) Substantive consolidation shall have no effect on valid, enforceable and unavoidable liens, except for liens that secure a Claim that is eliminated by virtue of substantive consolidation and liens against collateral that are extinguished by virtue of substantive consolidation.

          (i) Substantive consolidation shall not have the effect of creating a Claim in a Class different from the Class in which a Claim would have been placed in the absence of substantive consolidation.

          (j) Substantive consolidation shall not effect any applicable date(s) for purposes of pursuing any avoidance actions or other actions reserved to the Debtors pursuant to Section 5.07 of the Plan.

          (k) Substantive consolidation shall not impact or otherwise affect provisions in the Plan which provide that specific entities comprising the Debtors shall be liable on specific obligations under the Plan.

     5.03 Ownership of the Reorganized Debtors. On the Effective Date,
          ------------------------------------
simultaneous with the elimination of the Old Common Stock held by holders of Class 5 Equity Interests, Kaiser shall issue 100 shares of common stock to Kaiser Holdings, which shall become the sole shareholder of Kaiser as of the Effective Date. In addition, on the Effective Date, Kaiser shall transfer to Kaiser Holdings the shares of direct subsidiaries of Kaiser other than Kaiser Government Programs, Inc.

     5.04 Vesting of Assets. Except as provided in Section 5.03 or elsewhere in
          -----------------
the Plan, on the Effective Date the assets of each of the Debtors' bankruptcy estates shall vest in the respective Debtors free and clear of all liens and other encumbrances. After the Effective Date, the reorganized Debtors may operate their businesses and may buy, use, acquire and dispose of their assets, free of any restrictions contained in the Bankruptcy Code.

     5.05 Kaiser Government Programs Transactions. Contemporaneously with the
          ---------------------------------------
implementation of the Plan, Kaiser Government Programs is expected to consummate an exchange offer with the holders of Old Subordinated Notes. In such transaction, Kaiser Government Programs will exchange its commitment, under certain circumstances, to purchase shares of New Preferred Stock held by such holders in return for the rights held by such holders under a guarantee issued by Kaiser Government Programs.

     5.06 Operations of Reorganized Debtors. On and after the Effective Date,
          ---------------------------------
the reorganized Debtors will continue to operate their businesses and will implement the terms of the Plan.

     5.07 Causes of Actions. Debtors shall be the only parties authorized to
          -----------------
object to Claims and Equity Interests, and to pursue actions to recover preferences, fraudulent conveyances, and other causes of action recoverable under Section 550 of the Bankruptcy Code. Unless Debtors consent, or unless otherwise ordered by the Bankruptcy Court, no other party shall have the right or obligation to pursue any such actions. Notwithstanding confirmation of the Plan and except as otherwise provided in ARTICLE 13 of the Plan, all such actions and any other claims, rights or causes of action in favor of the Debtors shall be preserved and maintained for the benefit of the reorganized Debtors.

     5.08 Continuation of Stays. Unless otherwise provided in the Plan or the
          ---------------------
Confirmation Order, all injunctions or stays in effect pursuant to Sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

     5.09 Cancellation of Existing Agreements. Notwithstanding Section 9.01 of
          -----------------------------------
the Plan, on the Effective Date (i) the Old Subordinated Notes and all warrants or options to purchase Old Common Stock and (ii) the obligations of the Debtors under the Old Indenture or any and all other agreements, indentures, deeds, guarantees and/or certificates of designations governing, securing, guaranteeing or relating to the Old Securities, as the case may be, shall be discharged.

     5.10 Treatment of Guarantees Related to Kaiser-Hill. Notwithstanding
          ----------------------------------------------
Section 11.01 of the Plan or Section 1141 of the Bankruptcy Code, Kaiser's obligations to (i) the United States Department of Energy under its Performance Guaranty Agreement relating to the performance by Kaiser-Hill Company LLC under Contract DE-AC34-00RF1904 (Rocky Flats Closure Contract), and (ii) Bank of America N.A. under its Parent Company Letter Agreement dated November 2, 1999 relating to the performance by Kaiser-Hill Company LLC under a Business Loan Security Agreement dated as of November 2, 1999, shall not be discharged or otherwise effected by confirmation of the Plan, but shall remain in full force and effect notwithstanding such confirmation. Such obligations shall be assumed by Kaiser Holdings as of the Effective Date.

                                   ARTICLE 6
                           PROVISIONS FOR TREATMENT OF
                  DISPUTED CLAIMS AND DISPUTED EQUITY INTERESTS

     6.01 Objections to and Estimation of Claims. The Debtors shall object to
          --------------------------------------
the allowance of Claims and Equity Interests with respect to which it disputes liability in whole or in part. All objections shall be litigated to a Final Order; provided, however, that the Debtors may compromise and settle, withdraw or resolve by any other method approved by the Bankruptcy Court, any objections to Claims or Equity Interests. In addition, the Debtors may, at any time, request that the Bankruptcy Court estimate any contingent Claim pursuant to
Section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim. Unless otherwise ordered by the Bankruptcy Court, the Debtors shall serve and file any objections to Claims and Equity Interests as soon as practicable, but in no event later than the date that distributions would otherwise be made to holders of such Claims or Equity Interests under the Plan.

     6.02 Plan Reserves. On the Distribution Date, after calculating
          -------------
distributions to holders of Claims and Interests under the Plan, the Debtors shall retain such number of shares of New Common Stock and such New Preferred Stock and shall retain and set aside in the Reserve Fund an amount in Cash, such that the aggregate of such retained New Securities and the aggregate balance of the Reserve Fund (exclusive of any interest earned thereon) shall be sufficient to make all payments and distributions which may be subsequently required by
Section 6.03 of the Plan, or such lesser number and amount as may be approved by the Bankruptcy Court from time to time. Cash held by the Debtors in the Reserve Fund shall be invested in accordance with the requirements contained in Section
6.05 of the Plan.

     6.03 Subsequently Allowed Claims or Interests. Subsequent to the
          ----------------------------------------
Distribution Date when a Claim or Interest shall become an Allowed Claim or Allowed Interest, the Debtors shall, as soon as practicable:

          (a) Pay to the holder of such Allowed Claim, from the Reserve Fund, Cash in an amount equal to the Cash distributions which would have previously been made to such holder by the Debtors, if such Allowed Claim had been an Allowed Claim eligible for distribution on the initial Distribution Date; and

          (b)  Distribute to the holder of such Allowed Claim or Allowed
               Interest: (i) such amount of New Securities as would have been previously distributed to such holder if such Allowed Claim or Allowed Interest had been an Allowed Claim or Allowed Interest eligible for distribution on the initial Distribution Date; and
               (ii) an amount equal to any dividends or other payments which would have accrued in respect of such New Securities after the initial Distribution Date.

     6.04 Disallowed Claims. Subsequent to the initial Distribution Date, when a
          -----------------
Claim or portion of a Claim shall become disallowed by a Final Order, the Debtors shall transfer from the Reserve Fund to their general funds an amount of Cash equal to the amount which would have been required to be distributed pursuant to Section 6.03 of the Plan had such disallowed Claim or portion of a Claim been an Allowed Claim.

     6.05 Investment of Reserve Fund. Amounts held in the Reserve Fund shall be
          --------------------------
invested by the Debtors in: (i) direct obligations of, or obligations secured by, the United States of America; (ii) obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof; and (iii) certificates of deposit or other demand deposits at any bank or trust company which has, at the time such investment is made, a capital stock and surplus aggregating at least Twenty Five Million Dollars ($25,000,000).

     6.06 Interest Earnings. On the last day of each calendar month after the
          -----------------
Distribution Date, the Debtors shall transfer to their general funds all interest earned on the Reserve Fund since the last day of the preceding calendar month.

     6.07 Payments and Distributions on Disputed Claims. No partial payments and
          ---------------------------------------------
no partial distributions shall be made with respect to a disputed Claim or disputed Equity Interest until the resolution of such disputes by settlement or Final Order. As soon as practicable after a disputed Claim or disputed Equity Interest becomes an Allowed Claim or Equity Interest, the holder of such Allowed Claim or Equity Interest shall receive all payments and distributions to which such holder is then entitled under the Plan.

     6.08 Treatment of Cash Reserves for Disputed Class 4 Claims. Any Cash
          ------------------------------------------------------
reserved for holders of disputed Claims shall, to the extent that such disputed Claims are disallowed or reduced, thereafter be deemed "Net Cash Proceeds" as provided in the Certificate of Incorporation of Kaiser Holdings and used to redeem shares of New Preferred Stock as provided therein.

     6.09 Class 5 Distributions with Respect to Disputed Class 4 Claims. In
          -------------------------------------------------------------
addition to the distributions made as described in Section 6.07, as soon as practicable after a disputed Class 4 Claim becomes an Allowed Class 4 Claim, the Debtors shall distribute to the holders of Class 5 Allowed Equity Interests their Pro Rata portion of the additional shares of New Common Stock issuable as a result of the distributions made to such holder of an Allowed Class 4 Claim, provided, however, that the Debtors shall not be required to make a further distribution under this Section 6.09 more often than once in every six months.

                                   ARTICLE 7
                        CLAIMS OR EQUITY INTERESTS BASED
                         UPON INSTRUMENTS OR SECURITIES

     7.01 Record Holders of Old Securities. Distributions to the holders of
          --------------------------------
Claims or Equity Interests based on Old Securities shall be made to the owner of record on the Distribution Date. Except as otherwise provided herein, the reorganized Debtors and any transfer or distribution agent shall be entitled to treat the record holder of Old Securities as the sole holder of any Claim or Equity Interest evidenced thereby for purposes of all notices, payments or other distributions under the Plan. No notice of any transfer of any such Old Security shall be binding on the reorganized Debtors or any transfer or distribution agent, unless such transfer has been properly registered in accordance with the provisions of the governing indenture or agreement at least ten (10) business days prior to the day on which any such notice is given or any such payment or other distribution is made. If there is any dispute regarding the identity of the person entitled to receive payment or distribution in respect of a claim or interest under the Plan, no payment or distribution need be made in respect of such claim or interest until the dispute is resolved by the Bankruptcy Court pursuant to a Final Order.

     7.02 Allowed Amount of Claims Based on Old Subordinated Notes. A Claim in
          --------------------------------------------------------
the aggregate principal amount of $125 million, plus accrued interest through the Filing Date at the rate provided in the Old Indenture for the Old Subordinated Notes, shall be allowed on account of all Claims based on Old Subordinated Notes. Notwithstanding Section 7.01 of the Plan, distributions under ARTICLE 4 of the Plan with respect to the Old Subordinated Notes shall be made to the Old Indenture Trustee on account of such aggregate Allowed Claims. Such amounts shall be further distributed to individual holders of Allowed Claims based on Old Subordinated Notes as provided in this ARTICLE 7.

     7.03 Treatment of Claims Based on Old Subordinated Notes. All holders of
          ---------------------------------------------------
Claims based on Old Subordinated Notes shall surrender their respective Old Subordinated Notes to their respective Old Indenture Trustee in accordance with the written instructions of Kaiser and such Old Indenture Trustee. Upon surrender of such Old Subordinated Notes, the Old Indenture Trustee shall (i) cancel such Old Subordinated Notes and deliver such cancelled Old Subordinated Notes to Kaiser, and (ii) distribute to the holders of such Allowed Claims their Pro Rata share of the Cash and New Securities distributable on account of such Allowed Claim as described in ARTICLE 4 of the Plan.

     7.04 Surrender of Old Subordinated Notes. No distribution shall be made to
          -----------------------------------
holders of Claims based on Old Subordinated Notes until such time as such holders shall have surrendered or be deemed to have surrendered their Old Subordinated Notes in accordance with this ARTICLE 7.

     7.05 Lost Instruments. Any holder of a Claim based on Old Subordinated
          ----------------
Notes that have been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Subordinated Notes as provided in this ARTICLE 7, deliver
(i) evidence reasonably satisfactory to the respective Old Indenture Trustee and/or Kaiser, of the loss, theft, mutilation or destruction of such Old Subordinated Notes and (ii) such security or indemnity as may be reasonably required by the Old Indenture Trustee or Kaiser, to save each of them harmless with respect thereto. Upon compliance with this Section 7.05 by a holder of a Claim based on Old Subordinated Notes, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Old Subordinated Notes.

     7.06 Unsurrendered Instruments. Any holder of a Claim based on Old
          -------------------------
Subordinated Notes, which shall not have surrendered, or be deemed to have surrendered, its Old Subordinated Notes within two (2) years after the Confirmation Date shall receive no distributions on such Claim under the Plan and shall be forever barred from asserting any claim thereon. Thereupon, the respective Old Indenture Trustee shall return to Kaiser the portion of the New Securities distributed to it pursuant to ARTICLE 4 of the Plan allocable to such non-surrendering holders of Claims based on Old Subordinated Notes. Upon the return of such funds by the Old Indenture Trustee, such Old Indenture Trustee shall have no further responsibility regarding the distributions otherwise required to be made by it pursuant to ARTICLE 4 of the Plan.

     7.07 Cancellation of Old Indenture. Except for (i) distributions for the
          -----------------------------
benefit of holders of Claims based on Old Subordinated Notes under the Plan, and
(ii) payment or reimbursement obligations owed by Kaiser to the Old Indenture Trustee for the Old Subordinated Notes, which obligations shall be satisfied and performed as Class 3 Claims, the rights and obligations of all parties under the Old Indenture and the Old Subordinated Notes issued thereunder shall be terminated and cancelled as of the Effective Date and all holders of Old Subordinated Notes will be deemed to have released all such claims against the Old Indenture Trustee, Debtors and all of Debtors' affiliates.

                                   ARTICLE 8
                           CONDITIONS TO CONFIRMATION
                          AND EFFECTIVENESS OF THE PLAN

     8.01 Conditions to Confirmation. The confirmation of the Plan by the
          --------------------------
Bankruptcy Court shall be subject to, and conditioned upon, (i) the Confirmation Order being entered in form and substance reasonably acceptable to the Debtors and the Committee, (ii) to the extent that the Plan has been amended or modified by the Debtors in any material respect, such modifications shall have been approved by the Committee, which approval shall not have been unreasonably withheld, and (iii) aggregate Claims based on Old Subordinated Notes shall have become Allowed Claims as provided in Section 7.02 of the Plan.

     8.02 Conditions to Effectiveness. The effectiveness of the Plan shall be
          ---------------------------
subject to, and conditioned upon, (i) the Confirmation Order becoming a Final Order, (ii) no request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code having been made, or, if made, remaining pending,
(iii) the Debtors retaining sufficient Cash on the Effective Date to make required distributions to holders of Allowed Claims on the Distribution Date,
(iv) the Debtors receiving all regulatory approvals and all other material approvals, permits, authorization, consents, licenses, and agreements from other third parties necessary or appropriate to permit the transactions contemplated by the Plan and any related agreements and to permit the Debtors to carry on its business after the Effective Date in a manner consistent in all material respects with the manner in which it was carried on before the Effective Date.

     8.03 Effect of Failure of Conditions. Notwithstanding entry of the
          -------------------------------
Confirmation Order, if each of the conditions set forth in Section 8.02 of the Plan has not been satisfied or duly waived by the Debtors (with the approval of the Committee, which approval shall not have been unreasonably withheld) within 60 days after the Confirmation Date, then upon motion by the Debtors or any party in interest made before the time that each of the conditions has been satisfied or duly waived, the order confirming the Plan may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions set forth in Section 8.02 of the Plan is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this Section 8.03 of the Plan, the Plan shall be void and of no effect.

                                   ARTICLE 9
                               EXECUTORY CONTRACTS

     9.01 Assumption of Executory Contracts. Any and all leases and executory
          ---------------------------------
contracts of the Debtors not expressly rejected by the Debtors pursuant to order of the Bankruptcy Court entered on or before the Confirmation Date shall be deemed assumed pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code upon the entry of the Confirmation Order.

     9.02 Cure of Defaults on Assumed Contracts. The Debtors believe that,
          -------------------------------------
except as otherwise specifically set forth on Exhibit B to the Plan, they are current in the performance of the executory contracts and unexpired leases to be assumed under the Plan. As such, the Debtors have determined that there are no amounts to be paid as a condition to assumption of the executory contracts and unexpired leases under Section 365(b) of the Bankruptcy Code.

          (a) Any objection to the assumption of any executory contract or unexpired lease and any proof of claim asserting that there are amounts or defaults that must be paid or cured as a condition to the assumption of any executory contract or unexpired lease must be filed with the Bankruptcy Court and delivered to the attorneys for the Debtors on or before the date and time set by the Court as the last date and time on which to file and deliver objections to the confirmation of the Plan.

          (b) The holder of any such objections or cure claim shall be forever estopped from asserting such objection or claim if not so timely filed and delivered. The Debtors reserve the right to reject any executory contract or unexpired lease with respect to which any such objection or claim is filed.

          (c) The Bankruptcy Court will resolve any such objection at the hearing on the confirmation of the Plan. Any such claim shall be treated as a disputed administrative expense under the Plan and shall be reviewed and, where appropriate, objected to by the Debtors and thereafter resolved in accordance with the Bankruptcy Code and the Bankruptcy Rules.

          (d) Any unpaid amounts or uncured defaults that must be paid or cured as a condition of assumption under Section 365(b), will be paid by the Debtors promptly after the amount of such claim has been determined by as Final Order. A determination by the Court of the amount of such a Claim will bar the assertion of any additional Claim that was or could have been asserted for defaults or unpaid amounts under such executory contract or unexpired lease.

     9.03 Executory Contracts Expressly Rejected. Set forth on Exhibit B to the
          --------------------------------------
Plan is a schedule of those executory contracts or unexpired leases that Debtors intend to reject upon confirmation of the Plan provided that the sublicense of the Grand Paroisse Process and Technical Information contained in Engineering, Procurement and Construction Agreement effective November 1, 1996 between PCS Nitrogen Fertilizer L.P. and ICF Kaiser Engineers,

Inc. and Henry J. Kaiser Company, Inc. is not executory and is not rejected.

     9.04 Compensation and Benefit Programs. All employment and severance
          ---------------------------------
policies, and all compensation and benefit plans, policies, and programs of Kaiser applicable generally to its employees or retirees and the employees or retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, are treated as executory contracts under the Plan and shall be assumed pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code upon the entry of the Confirmation Order.

     9.05 Approval of Assumption or Rejection. Entry of the Confirmation Order
          -----------------------------------
shall constitute: (i) approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 9.01 of the Plan; and (ii) approval pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of executory contracts and unexpired leases rejected in accordance with Section 9.03 of the Plan. Notwithstanding anything contained herein to the contrary, the Debtors hereby retain the right to add or delete any executory contract or unexpired lease that is designated for assumption or rejection at any time prior to the Confirmation Date, upon notice to parties affected by such change.

     9.06 Post-Petition Date Contracts and Leases. Executory contracts and
          ---------------------------------------
unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors shall be performed by the Debtors in the ordinary course of business.

     9.07 Bar Date. All proofs of claim with respect to claims arising from the
          --------
rejection of any contract or unexpired lease shall be filed with the Bankruptcy Court and served on counsel for the Debtors no later than thirty (30) days after the Confirmation Date. Any claim not filed within such date shall be forever barred from assertion against the Debtors and their respective estates.

                                   ARTICLE 10
                         ORGANIZATION OF KAISER HOLDINGS

     10.01 Certificate of Incorporation and ByLaws. The Certificate of
           ---------------------------------------
Incorporation and ByLaws of Kaiser Holdings shall be as set forth in Exhibit C to the Plan.

     10.02 Board of Directors. The initial board of directors of Kaiser Holdings
           ------------------
shall consist of the persons described in the Disclosure Statement dated as of the date of the Plan or otherwise identified in materials filed with the Bankruptcy Court not less than ten (10) days prior to the Confirmation Date.

     10.03 Corporate Actions. On the Effective Date, the operation of Kaiser
           -----------------
Holdings shall become the general responsibility of its Board of Directors, subject to, and in accordance with, its Certificate of Incorporation and Bylaws. After the Effective Date, if Kaiser Holdings proposes to take an action that would require shareholder approval, but such approval may not be readily solicited because the distribution of the New Common Stock under the Plan has not been completed, then, in lieu of shareholder approval, Kaiser Holdings may seek Bankruptcy Court approval of such action upon notice to all parties who are entitled to a distribution of New Common Stock under the Plan. Upon Bankruptcy Court approval, Kaiser Holdings shall be authorized to take such action.

                                   ARTICLE 11
                                    DISCHARGE

     11.01 Discharge. Confirmation of the Plan shall discharge the Debtors from
           ---------
any debt that arose before the Confirmation Date, and any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not:

          (a) a proof of claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code;

          (b) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code; or

          (c)  the holder of a Claim based upon such debt has accepted the Plan.

                                   ARTICLE 12
                            RETENTION OF JURISDICTION

     12.01 Retention of Jurisdiction. The Bankruptcy Court shall retain
           -------------------------
exclusive jurisdiction of these proceedings for the following purposes, inter
                                                                        -----
alia:
----
          (a) to determine any and all pending applications, adversary proceedings and contested matters;

          (b) to determine any and all objections to the allowance of Claims and Equity Interests;

          (c) to determine any and all applications for allowance of compensation and reimbursement of expenses;

          (d) to determine any and all controversies and disputes arising under or in connection with the Plan and such other matters as may be provided for in the Confirmation Order;

          (e) to effectuate payments under and performance of the provisions of the Plan;

          (f) to enter such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

          (g) to determine the Debtor's motion, if any, to modify the Plan in accordance with Section 1127 of the Bankruptcy Code;

          (h) to issue such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

          (i) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the order confirming the Plan;

          (j) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and any related documents;

          (k) to hear and determine any issue for which the Plan or any related document requires a Final Order of the Bankruptcy Court;

          (l)  to enter a final decree closing the Bankruptcy Case; and

          (m) to determine any other matter not inconsistent with Chapter 11 of the Bankruptcy Code.


                                   ARTICLE 13
                                    RELEASES

     13.01 Releases by Holders of Claims and Equity Interests. As of the
           --------------------------------------------------
Effective Date, in consideration for the obligations of the Debtors and the reorganized Debtors under the Plan and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, (i) each holder of a Claim or Equity Interest that votes in favor of the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Equity Interest or at any time was a creditor or stockholder of any of the Debtors and that does not vote on the Plan will be deemed to forever release, waive and discharge all claims (including derivative claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' or the reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder or contracts assumed by the Debtors in connection therewith), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Bankruptcy Cases or the Plan that such entity has, had or may have against any Debtor, the members of the Committee and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of

Equity Interests provided in the Plan and under the Confirmation Order and the Bankruptcy Code).

     13.02 Releases by the Debtors. As of the Effective Date, for good and
           -----------------------
valuable consideration, each of the Debtors in their individual capacities and as a debtor in possession will be deemed to forever release, waive and discharge any present or former officer, director or employee of any of the Debtors, the members of the Committee and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity, for and from any and all claims (including derivative claims), obligations, suits, judgments, damages, demands, debts, rights, rights of setoff (except as otherwise expressly provided in Section 13.03 of the Plan), causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date (excluding the right to enforce the terms of the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder).

     13.03 Limitations on Releases. The release set forth in Section 13.01 of
           -----------------------
the Plan shall not apply to claims (i) based on gross negligence, willful misconduct or fraud, and (ii) by holders of Claims or Equity Interests that have voted against the Plan or have objected to such release. The release set forth in Section 13.02 of the Plan shall not apply to claims (i) based on gross negligence, willful misconduct or fraud, (ii) for indebtedness of any released party to any of the Debtors for funds advanced to such released party, (iii) which are currently asserted in a case or proceeding brought by any Debtors and currently pending against such released party, and (iv) which are asserted solely as a set-off or counterclaim with respect to a Claim asserted by such released party, provided, however, that the amount of the set-off or counterclaim that is not released shall not exceed the aggregate amount of such released party's asserted Claim against the Debtors.

     13.04 Savings Clause. If and to the extent that the Bankruptcy Court
           --------------
concludes that the Plan cannot be confirmed with any portion of the releases provided for herein, then the Plan may be confirmed with such portion excised so as to give effect as much as possible to the foregoing releases without preventing confirmation of the Plan.

                                   ARTICLE 14
                               REGISTRATION RIGHTS

     14.01 Scope and Effect. The provisions of this ARTICLE 14 shall be
           ----------------
applicable with respect to any person or entity who or which shall become a Major Stockholder by virtue of the distribution of New Common Stock or New Preferred Stock (together, the "New Stock") under this Plan to such person or entity or the subsequent ownership thereof. Major Stockholders shall have only such rights as are provided in this ARTICLE 14 respecting the subject matter hereof and, to the extent they avail themselves of such rights, Major Stockholders shall be deemed to have agreed to and shall be bound by the provisions of this ARTICLE 14.

     14.02 Requests for Registration. Subject to the provisions of this Section
           -------------------------
14.02, a Major Stockholder may request in writing that Kaiser Holdings register all, but not less than all, of the New Common Stock and/or New Preferred Stock owned by the Major Stockholder. Subject to the provisions of this Section 14.02, upon receipt of such a written request, Kaiser Holdings shall (i) promptly give written notice of such request to each other Major Stockholder, (ii) promptly prepare and file a registration statement under the Securities Act covering the New Stock that is the subject of such request and, subject to the provisions of this Section 14.02, all other shares of New Stock requested to be included in such registration statement by each other Major Stockholder by written notice given to Kaiser Holdings within 30 days after Kaiser Holdings' written notice to them, and (iii) use its best efforts to cause such registration statement to become effective as expeditiously as possible and, for other than an underwritten offering, maintain such registration statement current for 12 months.

          (a) In connection with the registration of New Stock, Kaiser Holdings agrees to use its best efforts to register or qualify the New Stock for offer or sale under state securities or Blue Sky laws of such jurisdictions in which Major Stockholders shall reasonably request; provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, Kaiser Holdings would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject.

          (b) If a requested registration involves an underwritten public offering in which the obligation of the underwriters is to take all of the shares to be sold if any are taken, other Major Stockholders may include shares of New Stock in such registration only to the extent that such inclusion will not interfere with the successful public offering and sale of the New Stock requested to be registered by the initial requesting Major Stockholder. (In connection with the registration of New Stock in an underwritten offering, Kaiser Holdings agrees to enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Major Stockholder included in such registration statement.)

          (c) If in the good faith judgment of the managing underwriter of such public offering, the inclusion of all shares of New Stock requested for inclusion by other Major Stockholders would so interfere with the successful public offering and sale of the securities requested to be registered by the initial requesting Major Stockholder, the number of shares of New Stock requested to be included by other Major Stockholders shall be reduced pro rata or, if necessary in such managing underwriter's good faith judgment, shall not be included in the registration.

          (d) No Major Stockholder shall be entitled to make a request for registration pursuant to this Section 14.02 until one year from the Effective Date, and no Major Stockholder shall be entitled to make more than one request for registration for the New Common Stock and/or the New Preferred Stock so held pursuant to this Section 14.02.

          (e) Kaiser Holdings shall not be obligated to file a registration statement under the Securities Act in response to a request from a Major Stockholder unless and until such time as Kaiser Holdings is eligible to use Form S-3 to register the New Stock in the context of a secondary offering (but Kaiser Holdings agrees for the benefit of the Major Stockholders to timely make all required filings under the Exchange Act to such end), and Kaiser Holdings shall not be required to effect more than one registration pursuant to this Section 14.02 in any twelve-month period.

          (f) The registration rights provided by this Section 14.02 shall expire on December 31, 2007. All reasonable fees, costs and expenses in connection with a registration effected under this
               Section 14.02, including (without limitation) all federal and state registration, filing and qualification fees, printing expenses, fees and expenses of counsel and accountants for Kaiser Holdings, shall be borne by Kaiser Holdings. The Major Stockholders shall bear their pro rata share of any underwriting discount and commission, and any fees and disbursements of legal counsel and accountants hired by them in connection with such registration. Notwithstanding the foregoing, Kaiser Holdings shall not be required to file a registration statement to include New Stock pursuant to this Section 14.02 if independent counsel, reasonably satisfactory to the Major Stockholders, renders an opinion to Kaiser Holdings that the New Stock proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act or otherwise without registration under the Securities Act.

     14.03 Public Information. With a view to making available to the Major
           ------------------
Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Major Stockholder to sell securities of Kaiser Holdings to the public without registration or pursuant to a registration on Form S-3, Kaiser Holdings agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, commencing 90 days after the Effective Date and so long as Kaiser Holdings remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

          (b) file with the SEC in a timely manner all reports and other documents required of Kaiser Holdings under the Securities Act and the Exchange Act; and

          (c) furnish to any Major Stockholder, so long as accurate and so long as the Major Stockholder owns any New Stock, forthwith upon request (i) a written statement by Kaiser Holdings that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Kaiser Holdings and such other reports and documents so filed by Kaiser Holdings, and (iii) such other information as may be reasonably requested in availing any Major Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     14.04 Registration by Kaiser Holdings. If at any time after the
           -------------------------------
distribution of New Stock pursuant to this Plan and prior to December 31, 2007, Kaiser Holdings shall determine to file a registration statement under the Securities Act (on a form that can be used for a secondary distribution other than Form S-4 or Form S-8) in connection with a proposed underwritten public offering of Kaiser Holdings New Common Stock or New Preferred Stock solely for cash and for its own account, Kaiser Holdings shall give each Major Stockholder written notice of such determination.

          (a) Within 30 days after the giving of such notice by Kaiser Holdings, any Major Stockholder may request in writing that Kaiser Holdings include in such registration all or any portion of the shares of New Common Stock or New Preferred Stock, as the case may be, owned by such Major Stockholder. Kaiser Holdings will cause all shares of New Common Stock or New Preferred Stock, as the case may be, which are the subject of such a request from a Major Stockholder to be included in such registration, subject to the provisions of this Section 14.04.

          (b) All shares of New Common Stock or New Preferred Stock owned by a requesting Major Stockholder and included in such registration shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          (c) If, however, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all shares of New Common Stock or New Preferred Stock, as the case may be, requested for inclusion by Major Stockholders would interfere with the successful public offering and sale of the securities being offered by Kaiser Holdings, the number of shares of New Common Stock or New Preferred Stock, as the case may be, requested to be included by Major Stockholders shall be reduced pro rata or, if necessary in such managing underwriter's good faith judgment, shall not be included in the registration.

          (d) All of the reasonable fees, costs and expenses of a registration pursuant to this Section 14.04, including (without limitation) all federal and state registration, filing and qualification fees, printing expenses, fees and expenses of counsel and accountants for Kaiser Holdings, shall be borne by Kaiser Holdings, except that any Major Stockholder having shares of New Common Stock or New Preferred Stock, as the case may be, included in any such registration shall bear its pro rata share of any underwriting discount and commission and shall bear any fees and disbursements of legal counsel and accountants hired by such Major Stockholder in connection with such registration.

     14.05 Indemnification.
           ---------------

           (a) Kaiser Holdings will indemnify and hold harmless each Major Stockholder having shares of New Common Stock or New Preferred Stock included in a registration pursuant to this ARTICLE 14, together with each of its officers, partners and directors and each person controlling such Major Stockholder (within the meaning of Section 15 of the Securities Act), from and against all claims, losses, damages, costs and expenses to which any of them may become subject under the Securities Act, state securities laws or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any other related document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that Kaiser Holdings shall not be liable in any such case to the extent that any such claim, loss, damage, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to Kaiser Holdings by any Major Stockholder or any officer, partner, director or controlling person of a Major Stockholder.

           (b) Each Major Stockholder shall, severally and not jointly, if shares of New Common Stock or New Preferred Stock owned by it are included in a registration which is the subject of this ARTICLE 14, based pro rata on the number of each Major Stockholder's shares included in the registration, indemnify and hold harmless Kaiser Holdings and each of its officers and directors and each person controlling Kaiser Holdings (within the meaning of Section 15 of the Securities Act), and each other Major Stockholder with shares of New Common Stock or New Preferred Stock included in any such registration, together with the officers and directors of and each person controlling such other Major Stockholder (within the meaning of Section 15 of the Securities Act), from and against all claims, losses, damages, costs and expenses to which any of them may become subject under the Securities Act, state securities laws or otherwise, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any other related document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such Major Stockholder shall be liable in any such case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information furnished to Kaiser Holdings by such Major Stockholder specifically for use in such registration.

           (c) Promptly after receipt by an indemnified party under Section 14.05(a) or Section 14.05(b) of the Plan of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim is to be made against the indemnifying party pursuant to the provisions of Section 14.05(a) or Section 14.05(b) of the Plan, notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party. The indemnifying party shall have the right to participate in and, to the extent that it may wish, singly or jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to the provisions of said subsections (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, which consent may not be unreasonably withheld.

                                   ARTICLE 15
                                  MISCELLANEOUS

     15.01 Headings. The headings used in the Plan are inserted for convenience
           --------
only and neither constitute a portion of this Plan nor in any manner affect the construction of the provisions of this Plan.

     15.02 Severability. Should any provision in the Plan be determined to be
           ------------
unenforceable following the Effective Date, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan.

     15.03 Governing Law. Except to the extent that the Bankruptcy Code or other
           -------------
federal law is applicable, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Virginia.

     15.04 Successors and Assigns. The rights, duties and obligations of any
           ----------------------
person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such person.

     15.05 Revocation of the Plan. The Debtors reserve the right to revoke and
           ----------------------
withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtor.

     15.06 Survival of Indemnification Obligations. The obligations of Kaiser or
           ---------------------------------------
the other Debtors to indemnify present or former directors, officers, agents, employees and representatives, pursuant to their certificates of incorporation and bylaws and applicable statutes, in respect of all future actions, suits and proceedings against any of such officers, directors, agents, employees and representatives, based upon any act or omission related to service with or for or on behalf of the Kaiser or the other Debtors, shall not, with respect to any such party that is bound by or otherwise agrees to the releases contained in
Section 13.01 of the Plan, be discharged or impaired by confirmation or consummation of the Plan but shall survive unaffected by the reorganization contemplated by the Plan and shall be performed and honored by Kaiser Holdings and the reorganized Debtors regardless of such confirmation, consummation and reorganization. Such surviving indemnity obligations shall not include claims by present or former directors, officers, agents, employees and representatives currently named as defendants in any actions, suits or proceedings pending as of the Petition Date.

     15.07 Effectuating Documents; Further Transactions; Timing. Each of the
           ----------------------------------------------------
officers of the Debtors shall be deemed to be authorized under resolutions of the respective Debtors' boards of directors to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents, and to take such action(s) as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan. All transactions that are required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously.

     15.08 Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the
           -----------------------------
Bankruptcy Code, the issuance, transfer or exchange of equity securities, or other estate property under the Plan shall not be subject to any stamp, real estate, transfer, mortgage, recording or other similar tax.

     15.09 Exculpation. Neither the Debtors nor any of their directors,
           -----------
officers, employees, advisors, affiliates or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with or arising out of, confirmation or consummation of the Plan or the administration of the Plan or property to be distributed under the Plan, except for willful misconduct or gross negligence, and in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     15.10 Binding Effect. The Plan shall be binding upon, and shall inure to
           --------------
the benefit of the Debtors, the holders of all Claims and Equity Interests and their respective successors and assigns.

     15.11 Modification of Payment Terms. The Debtors reserve the right to
           -----------------------------
modify the treatment of any Allowed Claim in any manner adverse only to the holder of such Claim at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim treatment is being adversely affected.

     15.12 Notices. Any notice required or permitted to be provided under the
           -------
Plan shall be in writing and served by: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery; or (c) reputable overnight carrier service, freight prepaid, to be addressed as follows:

If to the Debtors, to:

               Kaiser Group International, Inc.
               9300 Lee Highway
               Fairfax, VA 22031
                  Attention: Chief Executive Officer
                      Fax:  (703) 934-3199

         with a copy to:

               G. Christopher Meyer
               Squire, Sanders & Dempsey L.L.P.
               4900 Key Tower
               127 Public Square
               Cleveland, OH  44114-1304
                      Fax: (216) 479-8776

     15.13 Dissolution of Official Committees. Except as otherwise provided in
           ----------------------------------
any order of the Bankruptcy Court, on the Effective Date, any official committees of the holders of Claims or Equity Interests shall be dissolved and the members of any such committees shall thereupon be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Bankruptcy Cases, except for the preparation and filing of applications for payment of professionals.

     15.14 Post-Confirmation Fees And Reports. Unless otherwise ordered by the
           ----------------------------------
Bankruptcy Court, the Debtors shall be responsible for the timely payment of all fees incurred pursuant to Section 1930 of Title 28 to the United States Code. Unless otherwise ordered by the Bankruptcy Court, the Debtors also shall file with the court, and serve on the U.S. Trustee, a quarterly financial report for each quarter (or portion thereof) that the Bankruptcy Cases remain open, in a format prescribed by the U.S. Trustee in accordance with the guidelines of the Office of the U.S. Trustee.

Fairfax, Virginia                  KAISER GROUP INTERNATIONAL, INC.
November 15, 2000

                                   By:    /s/ James J. Maiwurm
                                       -------------------------------
                                       James J. Maiwurm
                                       Chairman, President and Chief
                                       Executive Officer

                               SUMMARY OF EXHIBITS
                               -------------------


----------------------------------------------------------------------------------------------------------------------
            Exhibit                                Document                               Plan Reference(s)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
               A                 Definitions                                                    1.01

----------------------------------------------------------------------------------------------------------------------
               B                 Executory Contracts                                            9.03

----------------------------------------------------------------------------------------------------------------------
               C                 Certificate of Incorporation and                              10.01
                                 Bylaws of Kaiser Holdings
----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

                                   DEFINITIONS
                                   -----------

"Allowed" shall mean, with respect to any Claim or Equity Interest, a Claim or
---------
Equity Interest, proof of which was filed on or before the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of claim with respect to such Claim or Equity Interest, or that has been or hereafter is scheduled by the Debtors as liquidated in amount and not disputed or contingent and, in either case, a Claim or Equity Interest as to which no objections to the allowance thereof has been filed within the applicable period of limitation fixed by the Bankruptcy Code, Bankruptcy Rules or an order of the Bankruptcy Court, or as to which any objection has been determined by a Final Order of the Bankruptcy Court allowing such Claim or Equity Interest in whole or in part.

"Asset Sale Proceeds" shall mean, as of any date, the net Cash proceeds held by
---------------------
the Debtor from sales of assets made by the Debtors during the Bankruptcy Cases pursuant to Section 363(b) of the Bankruptcy Code, together with interest earnings on such proceeds during the period between the Effective Date and the Distribution Date, after provision for (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under generally accepted accounting principles, as a consequence of such sales, and (ii) Cash distributions required pursuant to the Plan, and (iii) amounts reasonably required by the Debtors for working capital purposes, after taking into account Debtors' revenues and other sources of working capital.

"Bankruptcy Cases" shall mean the bankruptcy case(s) commenced in the Bankruptcy
------------------
Court by any of the Debtors.

"Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended,
-----------------
Title 11, United States Code.

"Bankruptcy Court" shall mean the court in the District of Delaware conferred
------------------
with authority over the Debtor's Chapter 11 case or the court so authorized with respect to any proceedings in connection therewith for the purpose of such proceedings.

"Bankruptcy Rules" shall mean the Bankruptcy Rules as in effect on the Petition
------------------
Date, together with local rules adopted by the Bankruptcy Court, or such similar rules as may be in effect from time to time in the Bankruptcy Court.

"Cash" shall mean cash, cash equivalents, and other readily marketable
------
securities or instruments.

"Claim" shall mean any claim against the Debtors as defined in the Bankruptcy
-------
Code which has not been disallowed by an order of the Bankruptcy Court or for which an order of disallowance of the Bankruptcy Court has been reversed on appeal by a Final Order of an appellate court.

"Class" shall mean any group of holders of Claims or Equity Interests as
-------
specified in ARTICLE 3 of the Plan.

"Committee" shall mean the unofficial noteholders' committee that prior to the
-----------
commencement of the Bankruptcy Cases negotiated and approved the terms of the Plan, and if it is representative of the interests of the holders of Old Subordinated Notes and other creditors of the Debtors, the Official Unsecured Creditors' Committee appointed during the Bankruptcy Cases.

"Confirmation Date" shall mean the date on which the Confirmation Order is
-------------------
entered.

"Confirmation Order" shall mean the order entered by the Bankruptcy Court
--------------------
confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

"Convenience Claims" shall mean Unsecured Claims of creditors for liabilities
--------------------
which would otherwise be Class 4 Claims but which either (i) are for $20,000 or less or which have been reduced to $20,000 at least ten days prior to the Distribution Date by written election of such creditors in form and substance satisfactory to the Debtors, or (ii) were incurred by the Debtors for the purchase of products or services in the ordinary course of business of the Debtors by creditors which have been identified by Debtors as vendors which are expected to continue to provide Debtors with products or services important to the Debtors' operations after the Confirmation Date.

"Debtors" shall mean, collectively, Kaiser and its affiliates that are debtors
---------
in the Bankruptcy Cases and, from and after the Effective Date, shall include Kaiser Holdings or any other successor to Kaiser or the other Debtors under the Plan.

"Distribution Date" shall mean the later of (i) the fifth business day after the
-------------------
Effective Date, and (ii) the date on which Debtors determine that the aggregate of Class 4 Allowed Claims and other Class 4 Claims for which a Cash reserve is required pursuant to Section 6.02 of the Plan has been reduced to less than $225 million, provided, however, that notwithstanding the amount of Class 4 Claims, the Distribution Date shall occur no later than one hundred twenty (120) days after the Effective Date, unless such period is extended by the Bankruptcy Court at the Debtors' request and for cause shown.

"Effective Date" shall mean the first business day after the latter of (i) the
----------------
tenth day after entry the Confirmation Order and (ii) the date on which the conditions in Section 8.02 of the Plan have been satisfied or been waived in accordance with that Section.

"Equity Interest" shall mean any rights of holders of issued and outstanding
-----------------
shares of Old Common Stock or other equity securities of Kaiser in respect thereof, together with (i) any rights of holders of options, warrants or other rights to acquire such shares of Old Common Stock or equity securities of Kaiser as of the Filing Date, and (ii) any claim arising from rescission of a purchase or sale of any such security, or for damages arising from the purchase or sale of any such security, or for reimbursement or contribution on account of any such claim.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
--------------

"Filing Date" shall mean the date of the filing by the Debtors of their
-------------
voluntary petitions commencing the Bankruptcy Cases.

"Final Order" shall mean an order as to which (i) any appeal that has been taken
-------------
has been finally determined or dismissed, or (ii) the time for filing a notice of appeal or petition for certiorari has expired and no notice of appeal or petition for certiorari has been timely filed.

"Impaired" shall mean, with respect to any Claim, Equity Interest or Class, the
----------
condition or effects described in Section 1124 of the Bankruptcy Code.

"Kaiser" shall mean Kaiser Group International, Inc., a Delaware corporation
--------
and, from and after the Effective Date, shall include Kaiser Holdings or any other successor to Kaiser under the Plan.

"Kaiser Government Programs" shall mean Kaiser Government Programs, Inc., a
----------------------------
Delaware corporation and wholly owned subsidiary of Kaiser that is not a debtor in any of the Bankruptcy Cases.

"Kaiser Holdings" shall mean Kaiser Group Holdings, Inc., a Delaware
-----------------
corporation.

"Major Stockholder" shall mean a holder of 10% or more of the outstanding shares
-------------------
of New Common Stock, or a holder of 10% or more of the outstanding shares of New Preferred Stock, or a person who is an "affiliate" (as defined in the Securities
Act) of Kaiser Holdings.

"New Common Stock" shall mean the common stock of Kaiser Holdings, including the
------------------
shares issued pursuant to ARTICLE 4 of the Plan.

"New Preferred Stock" shall mean the Series 1 Redeemable Cumulative Preferred
---------------------
Stock of Kaiser Holdings, having the terms set forth in the Certificate of Incorporation attached as Exhibit C the Plan, including the shares issued pursuant to ARTICLE 4 of the Plan.

"New Securities" shall mean the New Senior Notes, New Preferred Stock, and the
----------------
New Common Stock, collectively.

"New Senior Notes" shall mean Kaiser Holdings' 12% Senior Notes due 2005, issued
------------------
pursuant to ARTICLE 4 of the Plan.

"New Stock" shall mean the New Common Stock and the New Preferred Stock,
-----------
collectively.

"Old Common Stock" shall mean the common stock, par value $.01 per share, of
------------------
Kaiser.

"Old Indenture" shall mean the Indenture for the Old Subordinated Notes dated
---------------
January 11, 1994, as amended.

"Old Indenture Trustee" shall mean The Bank of New York, as the trustee under
-----------------------
the Old Indenture.

"Old Securities" shall mean the Old Subordinated Notes, and the Old Common
----------------
Stock, collectively.

"Old Subordinated Notes" shall mean the Kaiser's 12% Senior Subordinated Notes
------------------------
due 2003, issued pursuant to an indenture dated January 11, 1994, as amended.

"Plan" shall mean the Amended Plan of Reorganization dated August 17, 2000,
------
filed by the Debtors, together with the exhibits thereto, either in their present form or as altered, amended or modified from time to time.

"Pro Rata" shall mean, with respect to an amount of Cash or New Securities to be
----------
distributed to the holder of an Allowed Claim or Allowed Equity Interest of a particular class on a particular date, the same proportion that such Allowed Claim or Allowed Equity Interest bears to the aggregate of all Claims or Equity Interests of that particular class on that particular date.

"Reserve Fund" shall mean the reserve fund established pursuant to Section 6.02
--------------
of the Plan.

"SEC" shall mean the Securities and Exchange Commission.
-----

"Secured Claim" shall mean a Claim secured by a valid and unavoidable lien on or
---------------
security interest in property of the Debtors, to the extent of the value of such lien or security interest.

"Securities Act" shall mean the Securities Act of 1933, as amended.
----------------

"Stock Purchase Rights" shall mean the right of any holder of Old Common Stock
-----------------------
to purchase additional shares of Old Common Stock under the terms and conditions set forth in the Shareholders Rights Plan adopted effective January 31, 1992, as amended.

"Unsecured Claim" shall mean a Claim to the extent of the amount of such Claim
-----------------
which (i) is not secured by any valid and unavoidable lien on or security interest in property of the Debtors, or (ii) is greater than the value of any valid and unavoidable lien on or security interest in property of the Debtors which secures such Claim.

                                    EXHIBIT B

                               EXECUTORY CONTRACTS
                               -------------------

Contracts to be Cured and Assumed
---------------------------------

----------------------------------------------------------------------------------------------------------------------
           PARTY TO CONTRACT                    DESCRIPTION OF CONTRACT                 CURE REQUIRED, IF ANY
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Contracts to be Rejected
------------------------

----------------------------------------------------------------------------------------------------------------------
                     PARTY TO CONTRACT                                       DESCRIPTION OF CONTRACT

----------------------------------------------------------------------------------------------------------------------
Breckenridge VII Investment Corp.                            Real Property Lease
c/o Merin Summa Godman, Inc.                                 5808 Breckenridge Parkway, Suites B-D
4010 Boy Scout Blvd., Suite 550                              Tampa, FL  33610
Tampa, FL  33603
Attn:  Property Mgt.
----------------------------------------------------------------------------------------------------------------------
Crystal Springs Water                                        Bottled Water Agreement - Fairfax VA location
P.O. Box 3229
Lancaster, PA  17604
----------------------------------------------------------------------------------------------------------------------
DANKA                                                        Maintenance agreements for copiers s/n 7662734 & 9047441
P.O. Box 740989
Atlanta, GA  30374-0969
----------------------------------------------------------------------------------------------------------------------
El Dorado Nitrogen Company                                   Construction contracts
P.O. Box 419082
St. Louis, MO  63141-1782
----------------------------------------------------------------------------------------------------------------------
The Fred EZRA Company                                        Brokerage Fee Engagement Letter
8300 Greensboro Drive, Suite 1040
McLean, VA  22102
Attn:  David C. Kinney
----------------------------------------------------------------------------------------------------------------------
Marco Antonia Herling                                        Letter Agreement dated January 28, 1997 offering a
Edificio Monumental                                          compensation package from David Watson
Avenida Frontes de Melo, 51-2-D
100 Lisbon

----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Marco Antonio Herling                                        Agreement dated October 10, 1977 regarding the payment
Av. Do Lago, No 146B r/c B                                   of commission Portugal
2765 Estoril
Portugal
----------------------------------------------------------------------------------------------------------------------
ICT Spectrum, Constructors, Inc.                             Agreement and Plan of Merger dated February 5, 1998
----------------------------------------------------------------------------------------------------------------------
Network Access Solutions                                     DSL Provider Agreement
100 Carpenter Drive
Sterling, VA  20164
----------------------------------------------------------------------------------------------------------------------
Norstan Communications                                       Telecommunications Maintenance Contract
SDS 12-0976
P.O. Box 66
Minneapolis, MN  55486-0976
----------------------------------------------------------------------------------------------------------------------
NPD Trading, Inc.                                            Consulting Agreement on NOVA-HUT
Suite 4170
9 West 57th Street
New York, New York 10019
----------------------------------------------------------------------------------------------------------------------
OCE-USA,Inc.                                                 Term Rental Agreement dated November 20,1997
8450 North Cumberland Ave.
Chicago, Illinois 60556

----------------------------------------------------------------------------------------------------------------------
PCS Nitrogen, Inc.                                           -Engineering, Procurement and Construction
3175 Lenox Park Boulevard, Suite 400                             Agreement effective November 1, 1996 (Debtors
Memphis, Tennessee 38115                                         do not believe that those terms of the contract
                                                                 which have been fully performed are executory)


----------------------------------------------------------------------------------------------------------------------
Siemans Communications, Inc.                                 Telecommunications Maintenance Contract
2070 Chain Bridge Road, Suite 600
Vienna, VA  22162
----------------------------------------------------------------------------------------------------------------------
Sprint                                                       Telecommunications Maintenance Contract
P.O. Box
Charlotte, NC  28296-0031
----------------------------------------------------------------------------------------------------------------------
Touch America                                                Telecommunications Maintenance Contract
130 North Main
Bulte, MT  59701
----------------------------------------------------------------------------------------------------------------------
Transwestern Carey Winston                                   Lease Administration Service Agreement
6700 Rockfedge Drive, Suite 400-A
Bethesda, MD  20817
Attn:  Stephen Layton, Director
----------------------------------------------------------------------------------------------------------------------
Transwestern Carey Winston                                   Lease Administration Service Agreement
Suite 400-A
6700 Rockledge Drive
Bethesda, MD  20817
----------------------------------------------------------------------------------------------------------------------
Transwestern Carey Winston                                   Brokerage Fee Engagement Letter
8614 Westwood Center Drive, Suite 800
Vienna, VA  22182
Attn:  Ed Clark
----------------------------------------------------------------------------------------------------------------------
UB Transit Systems, Ltd., Nippon Sharyon, Ltd.,              Development Agreement for elevated light rail transit
Transportation & Transit Associations, Inc.                  system in Bangalor, India
----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KAISER GROUP HOLDINGS, INC.

     FIRST: Name. The name of this corporation is Kaiser Group Holdings, Inc.
            ----
(the "Corporation").

     SECOND: Registered Office and Agent. The address of the Corporation's
             ---------------------------
registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19805-1297. Its registered agent at such address is Corporation Service Company.

     THIRD: Purpose. The purpose of the Corporation is to engage in any lawful
            -------
act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the "DGCL").

     FOURTH: Capital Stock.
             -------------

     Section 4.1. Authorized Shares. The total number of shares of stock which
                  -----------------
the Corporation shall have authority to issue is 5,000,000, 3,000,000 of which shall be shares of Common Stock with a par value of $0.01 per share and 2,000,000 of which shall be shares of Preferred Stock with a par value of $0.01 per share. The Corporation shall not issue any non-voting equity securities.

     Section 4.2. Preferred Stock.
                  ---------------

             (a)  Board Authorized to Fix Terms. The Board of Directors is
                  -----------------------------
authorized, subject to limitations prescribed by law, by resolution or resolutions to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate when required by the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (i) the number of shares constituting that series, including the authority to increase or decrease such number, and the distinctive designation of that series;

                  (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, the date or dates from which they shall be cumulative and the relative rights of priority, if any, in the payment of dividends on shares of that series;

                  (iii) the voting rights, if any, of the shares of that series in addition to the voting rights provided by law and the terms of any such voting rights;

                  (iv) the terms and conditions, if any, upon which shares of that series shall be convertible or exchangeable for shares of any other class or classes of stock of the Corporation or other entity, including provision for adjustment of the conversion or exchange rate upon the occurrence of such events as the Board of Directors shall determine;

                  (v) the right, if any, of the Corporation to redeem shares of that series and the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary according to different conditions and different redemption dates;

                  (vi) the obligation, if any, of the Corporation to retire shares of that series pursuant to a retirement or sinking fund or fund of a similar nature for the redemption or purchase of shares of that series and the terms and conditions of such obligation;

                  (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, in the payment of shares of that series; and

                  (viii) any other rights, preferences and limitations of the shares of that series as may be permitted by law.

           (b)    Dividend Preference. Dividends on outstanding shares of
                  -------------------
Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on shares of Common Stock with respect to the same dividend period.

           (c)    Relative Liquidation Preference. If, upon any voluntary or
                  -------------------------------
involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with their respective priorities and preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

           (d)    Reissuance of Preferred Stock. Subject to the conditions or
                  -----------------------------
restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock, shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms, shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Delaware Secretary of State, be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock.

     Section 4.3. Series 1 Redeemable Cumulative Preferred Stock. The
                  ----------------------------------------------
designations, dividend rate, redemption provisions, voting powers, rights on liquidation, dissolution or winding up, and other preferences and relative, participating, optional or other special rights of the Corporation's Series 1 Redeemable Cumulative Preferred Stock, par value $0.01 per share, and the qualifications, limitations or restrictions thereof, are as follows:

             1.   Designation. The designation of the series of Preferred Stock
                  -----------
created and authorized hereby shall be "Series 1 Redeemable Cumulative Preferred Stock" (the "Series 1 Preferred Stock"), consisting of 2,000,000 shares. The par value of the Series 1 Preferred Stock shall be $0.01 per share, which value does not represent a determination by the Board of Directors for the purposes of the capital accounts.

             2.   Rank. The Series 1 Preferred Stock shall, with respect to
                  ----
dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"). (All equity securities of the Corporation to which the Series 1 Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities," all equity securities of the Corporation with which the Series 1 Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the Series 1 Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Securities.") The Series 1 Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

             3.   Dividends.
                  ---------

             (a) The holders of the shares of Series 1 Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cumulative annual dividends paid in cash at a rate of 7.0% of the Liquidation Preference Per Share (as defined in Section 4(a)), or paid in additional shares of Series 1 Preferred Stock at a rate of 12.0% of the Liquidation Preference Per Share, with the form of payment being in the sole discretion of the Corporation. Dividends paid in additional shares of Series 1 Preferred Stock may be paid from either authorized but unissued shares or shares that are owned by the Corporation. As relates to a quarterly dividend that the Corporation elects to pay in shares of Series 1 Preferred Stock, the number of shares to be distributed to a holder of Series 1 Preferred Stock shall be calculated by multiplying the number of shares held by that holder by 12% of the Liquidation Preference per Share and dividing the result by four, except that no fractional shares shall be issued and in lieu of fractional shares, the holder shall be entitled to receive a cash payment equal to the fractional interest otherwise issuable multiplied by $55.

             (b) Dividends shall be payable in quarterly payments in arrears on April 30, July 31, October 31 and January 31 of each year (each such date, a "dividend payment date"), commencing with the first dividend payment date following the Transaction Date (as defined in Section 5(a)), in preference to dividends on the Junior Securities. Such dividends shall be payable to the holders of the Series 1 Preferred Stock who are holders of record on the record date fixed by the Board of Directors (each such date, a "dividend payment record date"). Except as provided in Section 3(d), each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the previous dividend payment date. Dividends payable for the first dividend period and any partial dividend period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the period for which payable.

             (c) All dividends paid with respect to shares of the Series 1 Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the holders
                                                       --- ----
entitled thereto.

             (d) If any dividends are not paid in full upon the shares of the Series 1 Preferred Stock and any other Parity Securities, all dividends declared and paid upon shares of the Series 1 Preferred Stock and any other Parity Securities shall be declared and paid pro rata so that the amount of dividends declared per share of the Series 1 Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series 1 Preferred Stock and such Parity Securities bear to each other.

             (e)  (i)   Holders of shares of the Series 1 Preferred Stock shall
be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                  (ii) So long as any shares of the Series 1 Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay, or set apart for payment, any dividend on any of the Junior Securities, or call for or pay, or set apart for payment money for a sinking or other similar fund, for the repurchase, redemption or other retirement of, any Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities (other than (a) purchases or redemptions pursuant to or in accordance with employee benefit plans, employee stock subscriptions and stock option agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and employees, and (b) the repurchase, redemption or other retirement of any Series 1 Preferred Stock made pursuant to the requirements of Section 5(a) hereof), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than (x) purchases or redemptions pursuant to or in accordance with employee benefit plans, employee stock subscriptions and stock option agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and employees) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series 1 Preferred Stock not paid on the dates provided for in

Section 3(a) hereof (including accrued dividends not paid by reason of the terms and conditions of Section 3(a) or Section 3(d) hereof) shall have been or be paid.

             (f) Holders of shares of the Series 1 Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares unless such shares shall have been redeemed prior to such dividend payment date.

             (g)  Notwithstanding anything to the contrary contained in this
Section 3, in the event that any entity affiliated with the Corporation becomes a holder of shares of Series 1 Preferred Stock as the result of the required purchase of such shares from cash distributions or proceeds related to Kaiser-Hill Company LLC, in accordance with the provisions of an agreement with other holders of Series 1 Preferred Stock, such affiliated entity shall not be entitled to receive any dividends to which it otherwise would be entitled as a holder of Series 1 Preferred Stock. The preceding sentence shall not operate so as to increase the pro rata dividends payable to non-affiliated holders of Series 1 Preferred Stock, which dividends shall continue to be calculated in accordance with the provisions of this Section 3 on the basis of all holders of outstanding Series 1 Preferred Stock, including the affiliated entity and as if the affiliated entity was entitled to receive such dividends. For purposes of this Certificate of Incorporation, an entity shall be deemed to be "affiliated" with the Corporation or an "affiliated entity" of the Corporation if it directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

             (h) To the extent permitted or required by applicable law, the Corporation will treat the Series 1 Preferred Stock as debt for federal income tax and other tax purposes and will treat dividends paid on the Series 1 Preferred Stock as interest expense for federal income tax and other tax purposes.

             4.   Liquidation Preference.
                  ----------------------

             (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series 1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference Per Share plus all accrued but unpaid dividends thereon to the date of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation for each share outstanding before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. For purposes of this Certificate of Incorporation, the "Liquidation Preference Per Share" shall mean cash in the amount of $55.00 per share. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series 1 Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series 1 Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this Section 4(a), holders of the Series 1 Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

             (b) For the purposes of this Section 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

             (c)  Notwithstanding anything to the contrary contained in this
Section 4, in the event that any entity affiliated with the Corporation becomes a holder of shares of Series 1 Preferred Stock as the result of the required purchase of such shares from cash distributions or proceeds related to Kaiser-Hill Company LLC, in accordance with the provisions of an agreement with other holders of Series 1 Preferred Stock, such affiliated entity shall not be entitled to be paid any amounts in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, provided that any such nonpayment to any affiliated entity shall not operate so as to increase the payments to which non-affiliated holders of Series 1 Preferred Stock would otherwise be entitled in accordance with the provisions of this Section 4, which payments shall be calculated as if the affiliated entity was entitled to receive payments in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

             5.   Redemption; Repurchase Upon Change of Control.
                  ---------------------------------------------

             (a)  Voluntary Redemption by the Corporation. The Corporation may
                  ---------------------------------------
redeem at its option the Series 1 Preferred Stock, at any time in whole or from time to time in part after the Transaction Date (as defined in this Section 5(a)), at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued but unpaid dividends thereon to the date of redemption, to the extent the Corporation shall have funds legally available for such payment, except that the Corporation shall not be permitted to redeem any shares of Series 1 Preferred Stock that are held by any entity affiliated with the Corporation.

             As used herein, the term "Transaction Date" shall mean the date of initial issuance of the Series 1 Preferred Stock.

             (b)  Redemption Upon Disposition of Assets. (i) In the event that
                  -------------------------------------
the Corporation or any Subsidiary (as such term is defined in Section 5(e) hereof) of the Corporation engages in any Asset Disposition (as defined in this
Section 5(b)), the Corporation shall apply, or cause such Subsidiary to apply, 100% of the Net Cash Proceeds (as defined in this Section 5(b)) of such Asset Disposition to redeem Series 1 Preferred Stock (other than Series 1 Preferred Stock held by any entity that is affiliated with the Corporation) at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued and unpaid dividends thereon to the date of redemption.

                  (ii) For purposes of this Section 5(b), "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions that are part of a common plan) (each, for purposes of this definition, referred to as a "disposition") of shares of a Subsidiary of the Corporation or of any other property or other assets by the Corporation or any Subsidiary of the Corporation, including any disposition by means of a merger, consolidation or similar transaction, other than (A) a disposition as between the Corporation and a Subsidiary or between Subsidiaries of the Corporation, (B) a disposition of inventory or collection of receivables in the ordinary course of business, (C) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Corporation and its Subsidiaries and that is disposed of in each case in the ordinary course of business, (D) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (D) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $3 million.

                  (iii) For purposes of this Section 5(b), "Net Cash Proceeds" means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption of indebtedness or other obligations relating to the properties or assets subject to an Asset Disposition) from an Asset Disposition, in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (B) all distributions and other payments required to be made to any person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (C) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP and as reasonably determined by the Board of Directors of the Corporation, against any liabilities associated with the assets disposed of in such Asset Disposition, and (D) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction or indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition), provided, however, that upon the termination of such escrow, Net Cash Proceeds shall be increased by any portion of funds therein released to the Corporation or any Subsidiary.

             (c)  Redemption Relating to Certain Nova Hut Project Funds. The
                  -----------------------------------------------------
Corporation's subsidiary, Kaiser Netherlands, B.V., is performing a certain contract for engineering and related services pertaining to a steel mini-mill project owned by Nova Hut, a.s. in Ostrava, Czech Republic. In the event that cash pledged by the Corporation in support of a certain letter of credit issued in connection with such project is released from such pledge so it becomes available to the Corporation and not restricted to use in connection with such project, the Corporation shall use all of such cash to redeem shares of Series 1 Preferred Stock (other than Series 1 Preferred Stock held by any entity affiliated with the Corporation) at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued and unpaid dividends thereon to the date of redemption. In addition, certain amounts due to Kaiser Netherlands, B.V. under the contract governing such project have been retained and are held in an escrow account in the Czech Republic. In the event amounts due to Kaiser Netherlands, B.V. and retained in such account are released to Kaiser Netherlands, B. V. and become available to the Corporation and not restricted to use in connection with such project, then if and to the extent that the Board of Directors determines, in its sole discretion, that such redemption would be financially prudent, the Corporation shall cause such amounts to be used to redeem Series 1 Preferred Stock (other than Series 1 Preferred Stock held by any entity affiliated with the Corporation) at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued and unpaid dividends thereon to the date of redemption.

             (d)  Redemption Pro Rata, etc. (i)  So long as any shares of the
                  ------------------------
Series 1 Preferred Stock are outstanding, any repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Parity Securities) must be made on a pro rata basis with the Series 1 Preferred Stock so that the total redemption prices of the shares redeemed of Series 1 Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the total redemption prices of all shares outstanding on the applicable date of Series 1 Preferred Stock and such Parity Securities bear to each other, unless prior to or concurrently with such repurchase, redemption or other retirement, as the case may be, all accrued and unpaid dividends on shares of the Series 1 Preferred Stock not paid on the dates provided for in Section 3(a) hereof (including accrued dividends not paid by reason of the terms and conditions of Section 3(a) or Section 3(c) hereof) shall have been or be paid.

                  (ii) Shares of Series 1 Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall be retired by action of the Corporation's Board of Directors and shall not be reissued as part of any series of the Preferred Stock.

                  (iii) In the event that fewer than all the outstanding
shares of Series 1 Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata, except that in any redemption of fewer than
                           --- ----
all the outstanding shares of Series 1 Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

                  (iv) In the event the Corporation shall redeem shares of Series 1 Preferred Stock, written notice of such redemption shall be given by first-class mail, postage prepaid mailed not less than 30 days nor more than 60 days prior to the redemption date (on which date the Corporation shall pay the redemption price for each share of Series 1 Preferred Stock properly submitted for redemption), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein
--------  -------
shall affect the validity of the proceeding for the redemption of any shares of Series 1 Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
                                                     -
(ii) the number of shares of Series 1 Preferred Stock to be redeemed and, if
 --
less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder or the method by which the number of shares to be redeemed will be determined; (iii) the
                                                               ---
redemption price; (iv) the place or places where certificates for such shares
                   --
are to be
surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. The Board of Directors shall be authorized to establish such other reasonable procedures for redemption and payment of the redemption price that are not inconsistent with the foregoing provisions.

                    (v) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series 1 Preferred Stock so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid plus any accrued and unpaid dividends. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder hereof.

               (e) Repurchase in Connection with a Change of Control. (i) If a
                   -------------------------------------------------
Change of Control (as defined below) shall occur, each holder of Series 1 Preferred Stock (other than an entity affiliated with the Corporation) shall have the right to require the Corporation to repurchase all or any part (but not any fractional shares) of that holder's Series 1 Preferred Stock pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Corporation shall offer a payment in cash equal to 100% of the Liquidation Preference Per Share repurchased (the "Change of Control Payment") plus all accrued but unpaid dividends thereon to the date of repurchase. Within 30 days following any Change of Control, the Corporation shall mail a notice to each holder of Series 1 Preferred Stock (other than an entity affiliated with the Corporation) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Series 1 Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Incorporation and described in such notice. The Corporation shall comply with the requirements of federal and state securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series 1 Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 5(e), the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5(e) by virtue of such conflict. On the Change of Control Payment Date, the Corporation shall, to the extent lawful: (x) accept
                                                                    -
for payment all Series 1 Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer; (y) deposit with the persons appointed
                                          -
by the Corporation to act as the paying agent (the "Paying Agent") an amount equal to the Change of Control Payment in respect of all Series 1 Preferred Stock or portions thereof so tendered; and (z) deliver or cause to be delivered
                                            -
to an agent appointed by the Corporation (the "Transfer Agent") the Series 1 Preferred Stock so accepted together with an officers' certificate stating the Liquidation Preference Per Share or portions thereof (plus all accrued but unpaid dividends thereon to the date of repurchase) being purchased by the

Corporation. The Paying Agent shall promptly mail to each holder of Series 1 Preferred Stock so tendered the Change of Control Payment for such Series 1 Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder of Series 1 Preferred Stock a new certificate representing the Series 1 Preferred Stock equal in Liquidation Preference Per Share (which certificate shall include the right to any accrued but unpaid dividends) to any unpurchased portion of the Series 1 Preferred Stock surrendered, if any. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Corporation shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Incorporation applicable to a Change of Control Offer made by the Corporation and purchases all Series 1 Preferred Stock validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding the provisions of this Section 5(e), nothing in this
Section 5(e) shall operate (or be deemed to operate) to prevent the Corporation from redeeming in accordance with the provisions of Section 5(a) any shares of Series 1 Preferred Stock in advance of any Change of Control, or following any Change of Control, with respect to any shares not tendered pursuant to this
Section 5(e).

                    (ii) For purposes of Section 5(e), "Change of Control" means the occurrence of any of the following: (v) the sale, lease, conveyance or other
                                         -
disposition of all or substantially all of the Corporation's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of section 13(d)(3) of the Exchange Act) in one or a series of transactions taking place after the issuance of the Series 1 Preferred Stock, provided that a transaction where the holders of all classes of Common Equity of
--------
the Corporation immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transactions shall not be a Change of Control; (w) the acquisition by the Corporation and any of its
                      -
Subsidiaries of 50% or more of all classes of Common Equity of the Corporation in one transaction or a series of related transactions; (x) the approval by the
                                                         -
Corporation of a Plan of Liquidation of the Corporation; or (y) any transaction
                                                             -
or series of transactions taking place after the Transaction Date (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (I) any Person, including a "group" (within the meaning
                        -
of section 13(d)(3) of the Exchange Act) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Corporation or any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Corporation, or (II) less than 50% (measured by
                                                 --
the aggregate voting power of all classes) of the Corporation's Common Equity being registered under section 12(b) or 12(g) of the Exchange Act.

                    (iii) For purposes of Section 5(e), the following terms shall have the respective meanings as follow:

                    "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person.

                    "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (x) vote in the election of directors
                                           -
of such Person or (y) if such Person is not a corporation, vote or otherwise
                   -
participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                    "Plan of Liquidation," with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (x) the sale, lease, conveyance or other disposition of all or
             -
substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (y) the distribution of all or substantially
                                   -
all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

                    "Subsidiary" of any Person means (x) any corporation of
                                                      -
which at least a majority - of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (y) any entity other than a corporation in which
                                 -
such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

               (f) Maturity Date. The Corporation shall redeem all of the
                   -------------
outstanding shares of Series 1 Preferred Stock on or before December 31, 2007, in accordance with the applicable provisions of this Section 5, at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued but unpaid dividends thereon to the date of redemption, to the extent the Corporation shall have funds legally available for such payment, except that the Corporation shall not redeem any shares of Series 1 Preferred Stock that are held by any entity affiliated with the Corporation. In the event the Corporation fails to make such redemption, in addition to whatever other remedies the holders of the Series 1 Preferred Stock may have as a result of the Corporation's failure to make such redemption, the holders of the Series 1 Preferred Stock shall have the exclusive right, voting separately as a class, to elect two-thirds of the directors of the Corporation, and a special meeting of the holders of Series 1 Preferred Stock for the purpose of electing such directors shall be called promptly in accordance with applicable law and the Corporation's Certificate of Incorporation and Bylaws.

               6. Voting Rights.
                  -------------

               (a) Generally. The holders of record of shares of Series 1
                   ---------
Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6 or as otherwise provided by law.

               (b) Matters Submitted to Vote of Stockholders.
                   -----------------------------------------

                    (i) Each holder of Series 1 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock. Each share of Series 1 Preferred Stock shall entitle the holder thereof to one-tenth of a vote at any annual or special meeting of the Corporation's stockholders.

                    (ii) Notwithstanding anything to the contrary contained in this Section 6, neither the Corporation nor any of its direct or indirect subsidiaries will be permitted to vote the shares of Series 1 Preferred Stock that either the Corporation or such subsidiaries may hold from time to time on any matters submitted to a vote of stockholders of the Corporation or any matters upon which holders of Series 1 Preferred Stock vote separately as a class.

               (c) Election of Additional Directors. The holders of Series 1
                   --------------------------------
Preferred Stock shall have the exclusive right, voting separately as a class, to appoint the number of additional directors set forth below, under the conditions specified below:

                    (i) Failure to Pay Dividends. If at any time or times the
                        ------------------------
Corporation shall fail for any reason to pay any quarterly dividend on the Series 1 Preferred Stock in accordance with the provisions of Section 3, then the number of directors constituting the Board of Directors, without further action, shall be increased by one (1), and the holders of Series 1 Preferred Stock shall have the exclusive right, voting separately as a class, to elect one additional director of the Corporation to fill such newly created directorship at a special meeting of the holders of Series 1 Preferred Stock or, if within 90 days thereof, at an annual meeting of the Corporation's stockholders held for the purpose of electing directors; provided that (X) the holders of Series 1 Preferred Stock shall be entitled to elect one (1) additional director (in addition to the one director referenced above) in accordance with this Section 6(c)(i) if the Corporation shall fail to pay any dividend in any subsequent quarter when due, and (Y) the holders of Series 1 Preferred Stock shall not have the right to elect more than two (2) directors of the Corporation pursuant to this Section 6(c)(i).

                    (ii) General Provisions Concerning Election of Additional
                         ----------------------------------------------------
Directors.
---------

                         (A) Whenever any voting rights pursuant to Section
6(c)(i) shall have vested, such rights may be exercised initially either at a special meeting of the holders of Series 1 Preferred Stock, called as promptly as possible in compliance with applicable law, rules and regulations and the Corporation's Certificate of Incorporation and Bylaws, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of the holders of Series 1 Preferred Stock pursuant to Section 228 of the General Corporation Law of the State of Delaware. In connection with any special or annual meeting called for the purpose of electing any such director, the Board of Directors shall designate as the nominee for election by the holders of the Series 1 Preferred Stock such person as is recommended by the holders of a majority of the Series 1 Preferred Stock. Such voting rights shall continue until such time as all cumulative dividends accumulated on all outstanding Series 1 Preferred Stock shall have been paid in full or declared and set aside for payment in full, at which time such voting rights of the holders of Series 1 Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to pay any quarterly dividend as described above.

                         (B) At any meeting held for the purpose of electing any
director by the holders of the Series 1 Preferred Stock, a quorum shall be a majority of the number of shares of Series 1 Preferred Stock outstanding (other than shares held by any holder that is an entity affiliated with the Corporation), present in person or represented by proxy, and the affirmative vote of a majority of the outstanding shares of the Series 1 Preferred Stock (other than shares held by any holder that is an entity affiliated with the Corporation), present in person or represented by proxy, shall be required to take action. At any such meeting or adjournment thereof, (x) the absence of a
                                                          -
quorum of the holders of Series 1 Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class, and the absence of a quorum of the holders of capital stock entitled to elect such other directors shall not prevent the election of any director to be elected by the holders of Series 1 Preferred Stock and (y) in the absence of a
                                                        -
quorum of the holders of shares of Series 1 Preferred Stock, a majority of such holders present in person or represented by proxy shall have the power to adjourn the meeting for the election of any director which the holders of shares of Series 1 Preferred Stock may be entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                         (C) The term of office of any director elected by the
holders of Series 1 Preferred Stock pursuant to Section 6(c)(i) shall terminate upon the election of his or her successor at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with Section 6(c)(ii), the term of office of all directors elected by the holders of Series 1 Preferred Stock pursuant to Section 6(c)(i) and then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by one (1) or two (2), as the case may be, subject always to the increase of the number of directors pursuant to Section 6(c)(i) in case of the future right of the holders of Series 1 Preferred Stock to elect directors as provided herein.

                         (D) In case of any vacancy occurring among the
directors so elected by the holders of Series 1 Preferred Stock, any remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors elected by the holders of Series 1

Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Series 1 Preferred Stock then outstanding may, at a special meeting of the holders called as provided above or by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, elect a successor to hold office for the unexpired term of any director whose place shall be vacant.

               (d) Quorum; Vote for Action. At any meeting at which shares of
                   -----------------------
the Series 1 Preferred Stock are entitled to a separate vote on matters other than election of additional directors as provided in Section 6(c) above, a quorum shall be a majority of the number of shares of Series 1 Preferred Stock outstanding (other than shares held by any holder that is an entity affiliated with the Corporation), present in person or represented by proxy. At any such meeting at which a quorum of shares of Series 1 Preferred Stock is present, the affirmative vote of a majority of the then outstanding shares of the Series 1 Preferred Stock (other than shares held by any holder that is an entity affiliated with the Corporation), present in person or represented by proxy, shall be required to take action.

               (e) Authorization of Other Securities, Changes in Capital, etc.
                   ----------------------------------------------------------
Except as set forth in Section 6(f) below, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, the creation of any indebtedness of any kind of the Corporation, or the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of Series 1 Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of shares of Series 1 Preferred Stock.

               (f) Authorization of Parity and Senior Securities. So long as any
                   ---------------------------------------------
shares of the Series 1 Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series 1 Preferred Stock has been given pursuant to Section 5 and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series 1 Preferred Stock at the time outstanding (other than shares held by an entity affiliated with the Corporation), given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series 1 Preferred Stock shall vote separately as a class, authorize any new class of Parity Securities or Senior Securities.

               (g) Changes in Designations of Series 1 Preferred Stock. So long
                   ---------------------------------------------------
as any shares of the Series 1 Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series 1 Preferred Stock has been given pursuant to Section 5 and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series 1 Preferred Stock at the time outstanding (other than shares held by an entity affiliated with the Corporation), given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series 1 Preferred Stock shall vote separately as a class, amend the Certificate of Incorporation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of shares of Series 1 Preferred Stock.

          7. Limitations. Except as may otherwise be required by law, the shares
             -----------
of Series 1 Preferred Stock shall not have any powers or designations, preferences or relative, participating, optional or other special rights or qualifications, limitations or restrictions other than those specifically set forth herein (as this Certificate of Incorporation may be amended from time to time).

     FIFTH: Elimination of Certain Liability of Directors. No director of the
            ---------------------------------------------
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit a corporation to further eliminate or limit the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall, without further action of the directors or stockholders, be further eliminated or limited to the fullest extent permitted by the DGCL as so amended. Neither any amendment, repeal, or modification of this Article Fifth, nor the adoption or amendment of any other provision of this Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article Fifth, shall adversely affect any right or protection provided hereby with respect to any act or omission occurring prior to the date when such amendment, repeal, modification, or adoption became effective.

     SIXTH: Indemnification.
            ---------------

     Section 6.1. Right to Indemnification. Each person who was or is a party or
                  ------------------------
is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution procedure, whether (a) civil, criminal, administrative, investigative or otherwise, (b) formal or informal or (c) by or in the right of the Corporation (collectively, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent of the Corporation or in any other capacity while serving as such other director, manager, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all judgments, penalties and fines incurred or paid, and against all expenses (including attorneys' fees) and settlement amounts incurred or paid, in connection with any such proceeding, except in relation to matters as to which the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Until such time as there has been a final judgment to the contrary, a person shall be presumed to be entitled to be indemnified under this Section 6.1. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, either rebut such presumption or create a presumption that (a) the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful or (c) the person was not successful on the merits or otherwise in defense of the proceeding or of any claim, issue or matter therein. If the DGCL is hereafter amended to provide for indemnification rights broader than those provided by this Section 6.1, then the persons referred to in this Section 6.1 shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as so amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment).

     Section 6.2. Determination of Entitlement to Indemnification. A
                  -----------------------------------------------
determination as to whether a person who is a director or officer of the Corporation at the time of the determination is entitled to be indemnified and held harmless under Section 6.1 shall be made (a) a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. A determination as to whether a person who is not a director or officer of the Corporation at the time of the determination is entitled to be indemnified and held harmless under Section 6.1 shall be made by or as directed by the Board of Directors of the Corporation.

     Section 6.3. Mandatory Advancement of Expenses. The right to
                  ---------------------------------
indemnification conferred in this Article Sixth shall include the right to require the Corporation to pay the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                      --------
however, that, if the Board of Directors so determines, an advancement of
-------
expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (but not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall be finally determined that such indemnitee is not entitled to be indemnified for such expenses under Section 6.1 or otherwise.

     Section 6.4. Non-Exclusivity of Rights. The right to indemnification and
                  -------------------------
the advancement of expenses conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of this Certificate of Incorporation or of any bylaw, agreement, or insurance policy or arrangement, or any vote of stockholders or disinterested directors, or otherwise. The Board of Directors is expressly authorized to adopt and enter into indemnification agreements with, and obtain insurance for, directors and officers.

     Section 6.5. Effect of Amendment. Neither any amendment, repeal, or
                  -------------------
modification of this Article Sixth, nor the adoption or amendment of any other provision of this Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article Sixth, shall adversely affect any right or protection provided hereby with respect to any act or omission occurring prior to the date when such amendment, repeal, modification, or adoption became effective.

     SEVENTH: Miscellaneous. The following provisions are inserted for the
              -------------
management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating powers of the Corporation and its directors and stockholders:

     Section 7.1 No Preemptive Rights. The holders of the Corporation's capital
                 --------------------
stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

     Section 7.2 Manner of Election of Directors. Elections of directors need
                 -------------------------------
not be by written ballot unless the bylaws of the Corporation shall so provide.

     Section 7.3 Election Not To Be Governed by Section 203. The Corporation
                 ------------------------------------------
expressly elects not to be governed by Section 203 of the DGCL.

     Section 7.4 Adoption and Amendment of Bylaws. The Board of Directors shall
                 --------------------------------
have power to make and adopt bylaws with respect to the organization, operation and government of the Corporation and, subject to such restrictions as may be set forth in the bylaws, from time to time to change, alter, amend or repeal the same, but the stockholders of the Corporation may make and adopt additional bylaws and, subject to such restrictions as may be set forth in the bylaws, may change, alter, amend or repeal any bylaw whether adopted by them or otherwise.

     Section 7.5 Vote Required to Amend Certificate of Incorporation.
                 ---------------------------------------------------
Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, this Certificate of Incorporation, the terms of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, or the bylaws, the affirmative vote of the holders of at least 66 2/3 % of the Corporation's capital stock, voting as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Articles Fifth and Sixth of this Certificate of Incorporation.

     Section 7.6 Severability. In the event any provision (or portion thereof)
                 ------------
of this Certificate of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate of Incorporation shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.

     Section 7.7 Reservation of Right to Amend Certificate of Incorporation. The
                 ----------------------------------------------------------
Corporation reserves the right to amend, alter, change or repeal any provision contained in this

Certificate of Incorporation, in the manner now or hereafter prescribed by statute or herein, and all rights conferred upon stockholders herein are granted subject to this reservation.

     EIGHTH: Incorporator. The name and mailing address of the incorporator are
             ------------
as follows:

         Name                                    Mailing Address
         ----                                    ---------------


     NINTH: Initial Directors. The name and mailing address of each person who
            -----------------
is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified are as follows:

         Name                                    Mailing Address
         ----                                    ---------------


     I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this _____ day of ___________, 2000.


                                                 ----------------------------
                                                 Sole Incorporator

                                    EXHIBIT C

                                    BYLAWS OF

                           KAISER GROUP HOLDINGS, INC.

                                    ARTICLE I

                            Meetings of Stockholders
                            ------------------------

     Section 1.1 Place of Meetings. All meetings of stockholders for the
                 -----------------
election of directors or for any other purpose whatsoever shall be held at such place within or without the United States as may be decided upon from time to time by the Board of Directors and indicated in the notice of meeting.

     Section 1.2 Annual Meetings. An annual meeting of stockholders shall be
                 ---------------
held for the election of directors at such date, time and place as may be designated by resolution of the Board of Directors from time to time. Such other business may be transacted thereat as may be specified in the notice of the meeting or as may properly be brought before the meeting.

     Section 1.3 Special Meetings. Special meetings of stockholders for any
                 ----------------
purpose or purposes may be called at any time by the Board of Directors, the Chair of the Board of Directors or by the President, or by the holders of not less than 20% of the Corporation's capital stock entitled to vote generally in the election of directors, but such special meetings may not be called by any other person or persons.

     Section 1.4 Business to be Conducted at Meetings. At any meeting of
                 ------------------------------------
stockholders (including any adjournment thereof) only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting (as initially called, in the case of adjourned meetings); provided, however, that in the event that less than 75 days' notice
           --------  -------
or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class, series and number of shares of capital stock of the Corporation beneficially owned by such stockholder and (d) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 1.4. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 1.4, and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

     Section 1.5 Notice of Meetings; Waiver of Notice. A written or printed
                 ------------------------------------
notice of every annual or special meeting of the stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes therefor, shall be given to each stockholder entitled to vote thereat and to each stockholder entitled to notice as provided by the Delaware General Corporation Law, as amended from time to time (the "DGCL"). Unless otherwise provided by the DGCL, such notice shall be given not less than ten nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation. Every person who by operation of law, by transfer, or by any other means whatsoever, shall become entitled to any share of capital stock, or right or interest therein, shall be bound by every notice in respect of such share, which, prior to the entering of the stockholder's name and address upon the books of the Corporation, shall have been duly given to the record holder from whom such person derived the stockholder's title to such share. Any stockholder may waive in writing before or after any meeting of the stockholders any notice required to be given by the DGCL or these bylaws and, by attending or voting at any meeting without protesting the lack of proper notice, a stockholder shall be deemed to have waived notice thereof.

     Section 1.6 Voting and Proxies. Each stockholder entitled to vote at any
                 ------------------
meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon each matter in question, except as otherwise provided in the Certificate of Incorporation as relates to any class or series of stock having preference over the Common Stock as to dividends or upon liquidation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy by an instrument in writing (or other means permitted by the DGCL) naming such person, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by (a) attending the meeting and voting in person, (b) an instrument in writing (or other means permitted by the DGCL) revoking the proxy or (c) another proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock with voting rights in the election of directors present in person or by proxy at such meeting shall so determine. Unless otherwise provided by the

DGCL, the Certificate of Incorporation or these bylaws, at all meetings of stockholders at which a quorum is present, a plurality of the votes entitled to be cast in the election of directors shall be sufficient to elect directors; all other elections and questions shall be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required
                                   --------
by the DGCL or by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

     Section 1.7 Adjournments. Any meeting of stockholders, annual or special,
                 ------------
may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.8 Quorum. At each meeting of stockholders, except where otherwise
                 ------
provided by the DGCL, the Certificate of Incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.7 above until a quorum shall be present.

     Section 1.9 Fixing Date for Determination of Stockholders of Record. In
                 -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive the payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and
(c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Except as otherwise required by the DGCL, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided,
                                                                       --------
however, that the Board of Directors may fix a new record date for an adjourned
-------
meeting.

     Section 1.10 List of Stockholders Entitled to Vote. The Secretary shall
                  -------------------------------------
prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The Corporation's stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 1.11 Action by Consent of Stockholders. Unless otherwise restricted
                  ---------------------------------
by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote thereon, provided that any action permitted by the Certificate of Incorporation to be taken by the holders of Series 1 Preferred Stock, voting separately as a class, may be taken by one or more consents in writing signed by the holders of Series 1 Preferred Stock having such number of votes sufficient to take such action in accordance with the applicable terms of the Series 1 Preferred Stock. Every written consent shall the bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents are delivered to the Corporation in accordance with Section 228 of the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by all of the stockholders entitled to vote thereon were delivered to the Corporation as required by the DGCL.

                                   ARTICLE II

                               Board of Directors
                               ------------------

     Section 2.1 Number. The number of directors shall be no fewer than one.
                 ------
Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, the number of directors may be fixed from time to time (a) at a meeting of the stockholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote generally in the election of directors, or (b) by majority vote of the Board of Directors. No decrease in the number of directors shall change the term of any director in office at the time of such decrease.

     Section 2.2 Nominations. Nominations of persons for election as such
                 -----------
directors of the Corporation may be made at a meeting of stockholders by or at the direction of the directors, by any nominating committee or person appointed by the directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting (as initially called, in the case of adjourned meetings); provided,
                                                                      --------
however, that in the event that less than 75 days' notice or prior public
-------
disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice shall set forth (a) as to each person who is not an incumbent director whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Except for the initial directors named in the Certificate of Incorporation and directors who may be elected in accordance with provisions relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2.2, and, if the presiding officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

     Section 2.3 Tenure and Vacancies. Directors shall be elected at each annual
                 --------------------
meeting of stockholders for a term of office that expires at the next succeeding annual meeting of stockholders and shall hold office until their successors are elected and qualified, subject, however, to prior resignation, death or removal as provided by law. Any director may resign at any time upon written notice to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in such writing. Except as otherwise provided for or fixed by or pursuant to provisions relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes entitled to be cast in the election of directors at a meeting of stockholders. Each director so elected shall hold office until the expiration of the term of office of the director whom such director has replaced.

     Section 2.4 Annual Meeting. After each annual meeting of the stockholders
                 --------------
or special meeting held in lieu thereof, the newly elected Board of Directors, if a quorum is present, shall hold an annual meeting at the same place for the purpose of electing officers and transacting any other business. If, for any reason, the annual meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

     Section 2.5 Regular Meetings. Regular meetings of the Board of Directors
                 ----------------
for the transaction of any business may be held without notice of the time, place or purposes thereof and shall be held at such times and places as may be determined in advance by the Board of Directors.

     Section 2.6 Special Meetings. Special meetings of the Board of Directors
                 ----------------
may be held at any time and place upon call by the Chair of the Board, the President or any two directors. Reasonable oral (including by telephone) or written (including by facsimile transmission) notice thereof shall be given by the person or persons calling the meeting, not later than 24 hours before the special meeting.

     Section 2.7 Telephonic Meetings Permitted. Members of the Board of
                 -----------------------------
Directors, or any committee designated in these bylaws or by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 2.8 Quorum. At all meetings of the Board of Directors, a majority
                 ------
of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

     Section 2.9 Compensation. The directors are authorized to fix a reasonable
                 ------------
retainer for directors or a reasonable fee for attendance at any meeting of the directors, or any meeting of a committee of the Board of Directors, or any combination of retainer and attendance fee, provided that no compensation as a director shall be paid to any director who is an employee of the Corporation or of a subsidiary. In addition to such compensation or fees provided for directors, directors shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

     Section 2.10 Action of Board of Directors and Committees Without Meeting.
                  -----------------------------------------------------------
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

                                   ARTICLE III

                                   Committees
                                   ----------

     Section 3.1 Designation. The Board of Directors may designate one or more
                 -----------
committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may, at any time, remove any member of any committee with or without cause and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event the Board of Directors has not designated a chair, the committee shall appoint one of its own number as chair, who shall preside at all meetings, and may also appoint a secretary (who need not be a member of the committee), who shall keep its records and who shall hold office at the pleasure of the committee.

     Section 3.2 Powers and Authority. Any such committee, to the extent
                 --------------------
provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by the DGCL and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

     Section 3.3 Regular Meetings. Regular meetings of such committees may be
                 ----------------
held without notice of the time, place or purposes thereof and shall be held at such times and places (or by telephone as provided in Article II, Section 2.7) as the committee may from time to time determine in advance.

     Section 3.4 Special Meetings. Special meetings of such committees may be
                 ----------------
held upon notice of the time, place and purposes thereof. Until otherwise ordered by the committee, special meetings shall be held at any time and place (or by telephone as provided in Article II, Section 2.7) at the call of the chair.

     Section 3.5 Actions at Regular and Special Committee Meetings; Actions
                 ----------------------------------------------------------
Without a Meeting. At any regular or special meeting any such committee may
-----------------
exercise any or all of its powers, and any business which shall come before any regular or special meeting may be transacted thereat, provided a majority of the
                                                      --------
members of the committee is present. The affirmative vote of a majority of the members of the committee present at a meeting of the committee at which a quorum is present shall be necessary to take any action. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any authorized action by the committee may be taken without a meeting by a writing or writings signed by all the members of the committee.

                                   ARTICLE IV

                                    Officers
                                    --------

     Section 4.1 Officers Designated. The officers of the Corporation shall be
                 -------------------
elected by the Board of Directors at its annual meeting or any special meeting. They shall include a Chair of the Board, a President and Chief Executive Officer, a Secretary, and such other officers as the Board may from time to time determine. The Chair of the Board and President and Chief Executive Officer shall be, and the other officers may, but need not be, chosen from among the directors. Any two offices may be held by the same person, but in any case where the action of more than one officer is required, no one person shall act in more than one capacity.

     Section 4.2 Tenure of Office. The officers of the Corporation shall hold
                 ----------------
office until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of their prior resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by the vote of a majority of the directors in office at the time, but such removal shall be without prejudice to the contractual rights of such officer, if any. A vacancy, however created, in any office may be filled by election by the directors.

     Section 4.3 Powers and Duties of Officers. The officers of the Corporation
                 -----------------------------
shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

     Section 4.4 Compensation. The Board of Directors is authorized to
                 ------------
determine, to provide the method of determining, or to empower a committee of its members to determine, the compensation of all officers.

     Section 4.5 Bond. Any officer, if so required by the Board of Directors,
                 ----
shall furnish a fidelity bond in such sum and with such security as the Board of Directors may require.

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

     Section 5.1 Seal. In the discretion of the Board of Directors, the
                 ----
Corporation may have a seal which shall have inscribed thereon the name of the Corporation and the words "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     Section 5.2 Books. The books of the Corporation may be kept (subject to any
                 -----
provision contained in the DGCL) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

     Section 5.3 Fiscal Year. The fiscal year of the Corporation shall be as
                 -----------
determined by the Board of Directors.

     Section 5.4 Facsimiles. Any copy, facsimile telecommunication or other
                 ----------
reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that such copy, facsimile telecommunication or other reproduction
      --------
shall be a complete reproduction of the entire original writing, transmission or signature, as the case may be.

     Section 5.5 Amendment of Bylaws. These bylaws may be changed, altered,
                 -------------------
amended or repealed, and new bylaws made, by the Board of Directors, provided
                                                                     --------
that the stockholders may make additional bylaws and may change, alter, amend and repeal any bylaws, whether adopted by them or otherwise.